                                                                 Exhibit 10.19

       STANDARD INDUSTRIAL/COMMERCIAL MULTI-TENANT LEASE--MODIFIED NET
                   AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION
                                   [LOGO]


1.     BASIC PROVISIONS ("BASIC PROVISIONS").

       1.1 PARTIES: This Lease ("LEASE"), dated for reference purposes only, July 1, 1998, is made by and between General Atomics ("LESSOR") and RAJYABIOTICS CORPORATION ("LESSEE"), (collectively the "PARTIES," or individually a "PARTY"). Refer to Paragraph 49

       1.2(a) PREMISES: That certain portion of the Building, including all improvements therein or to be provided by Lessor under the terms of this Lease, commonly known by the street address of 3510 Dunhill St., located in the City of San Diego, County of San Diego, State of California, with zip code 92121, as outlined on Exhibit A&B attached hereto ("PREMISES"). The "BUILDING" is that certain building containing the Premises and generally described as (describe briefly the nature of the Building): Building No. 7, 3510 Dunhill Street, Suite A. In addition to Lessee's rights to use and occupy the Premises as hereinafter specified, Lessee shall have non-exclusive rights to the Common Areas (as defined in Paragraph 2.7 below) as hereinafter specified, but shall not have any rights to the roof, exterior walls or utility raceways of the Building or to any other buildings in the Industrial Center. The Premises, the Building, the Common Areas, the land upon which they are located, along with all other buildings and improvements thereon, are herein collectively referred to as the "INDUSTRIAL CENTER." (Also see Paragraph 2.)

       1.2(b) PARKING: Refer Par 50 unreserved vehicle parking spaces ("UNRESERVED PARKING SPACES"); and 0 reserved vehicle parking spaces ("RESERVED PARKING SPACES"). (Also see Paragraph 2.6.)

       1.3 TERM: 5 years and 0 months ("ORIGINAL TERM") commencing October 1, 1998 ("COMMENCEMENT DATE") and ending September 30, 2003 ("EXPIRATION DATE"). (Also see Paragraph 3.)

       1.4 EARLY POSSESSION: __________________ ("EARLY POSSESSION DATE"). (Also see Paragraphs 3.2 and 3.3.)

       1.5 BASE RENT: $ Refer Ex. C per month ("BASE RENT"), payable on the First day of each month commencing _____________ (Also see Paragraph 4.)

/X/ If this box is checked, this Lease provides for the Base Rent to be adjusted per Ex. C attached hereto.

       1.6(a)  BASE RENT Refer to Exhibit C.

       1.6(b)  LESSEE'S SHARE OF COMMON AREA OPERATING EXPENSES: ___________
percent (   %) ("LESSEE'S SHARE") as determined by / / prorata square footage of the Premises as compared to the total square footage of the Building or /X/ other criteria as described in Ex. C.

       1.7 SECURITY DEPOSIT: Refer to Ex. C ("SECURITY DEPOSIT"). (Also see Paragraph 5.)

       1.8 PERMITTED USE: Office, R&D and Manufacturing for Biomedical products in compliance with MIA zoning under the City of San Diego Municipal Code, and any incidental use thereto ("PERMITTED USE") (Also see Paragraph 6.)

       1.9     INSURING PARTY. Lessor is the "INSURING PARTY." (Also see
Paragraph 8.)

       1.10(a) REAL ESTATE BROKERS. The following real estate broker(s) (collectively, the "BROKERS") and brokerage relationships exist in this transaction and are consented to by the Parties (check applicable boxes):

/X/ CB Richard Ellis, Inc. represents Lessor exclusively ("LESSOR'S
BROKER");
/X/ The Irving Hughes Group Inc. represents Lessee exclusively ("LESSEE'S BROKER"); or
/ /
    ---------------------------------------------------------------------

       1.10(b) PAYMENT TO BROKERS. Upon the execution of this Lease by both Parties, Lessor shall pay to said Broker(s) jointly, or in such separate shares as they may mutually designate in writing, a fee as set forth in a separate written agreement between Lessor and said Broker(s) (or in the event there is no separate written agreement between Lessor and said Broker(s), the sum of $ Ex.C) for brokerage services rendered by said Broker(s) in connection with this transaction.

       1.11 GUARANTOR. The obligations of the Lessee under this Lease are to be guaranteed by Not Applicable ("GUARANTOR"). (Also see Paragraph 37.)
                    --------------

       1.12 ADDENDA AND EXHIBITS. Attached hereto is an Addendum or Addenda consisting of Paragraphs 49 through 60, and Exhibits A through G, all of which constitute a part of this Lease.

2.     PREMISES, PARKING AND COMMON AREAS.

       2.1 LETTING. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. Unless otherwise provided herein, any statement of square footage set forth in this Lease, or that may have been used in calculating rental and/or Common Area Operating Expenses, is an approximation which Lessor and Lessee agree is reasonable and the rental and Lessee's Share (as defined in Paragraph 1.6(b)) based thereon is not subject to revision whether or not the actual square footage is more or less.

       2.2 CONDITION. Lessor shall deliver the Premises to Lessee clean and free of debris on the Commencement Date and warrants to Lessee that the existing plumbing, electrical systems, lighting, air conditioning and heating systems and loading doors, if any, in the Premises, other than those constructed by Lessee, shall be in good operating condition on the Commencement Date. If a non-compliance with said warranty exists as of the Commencement Date, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify same at Lessor's expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within thirty (30) days after the Commencement Date, correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense. Refer to Paragraph 51

       2.3 COMPLIANCE WITH COVENANTS, RESTRICTIONS AND BUILDING CODE. Lessor warrants that any improvements (other than those constructed by Lessee or at Lessee's direction) on or in the Premises which have been constructed or installed by Lessor or with Lessor's consent or at Lessor's direction shall comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances in effect on the Date of Installation. Lessor further warrants to Lessee that Lessor has no knowledge of any claim having been made by any governmental agency that a violation or violations of applicable building codes, regulations, or ordinances exist with regard to the Premises as of the Commencement Date. Said warranties shall not apply to any Alterations or Utility Installations (defined in Paragraph 7.3(a)) made or to be made by Lessee. If the Premises do not comply with said warranties, Lessor shall, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee given within six (6) months following the Commencement Date and setting forth with specificity the nature and extent of such non-compliance, take such action, at Lessor's expense, as may be reasonable or appropriate to rectify the non-compliance. Lessor makes no warranty that the Permitted Use in Paragraph 1.8 is permitted for the Premises under Applicable Laws (as defined in Paragraph 2.4). Refer to Paragraph 52

       2.4 ACCEPTANCE OF PREMISES. Lessee hereby acknowledges: (a) that it has been advised by the Broker(s) to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical and fire sprinkler systems, security, environmental aspects, seismic and earthquake requirements, and compliance with the Americans with Disabilities Act and applicable zoning, municipal, county, state and federal laws, ordinances and regulations and any covenants or restrictions of record (collectively, "APPLICABLE LAWS") and the present and future suitability of the Premises for Lessee's intended use; (b) that Lessee has made such investigation as it deems necessary with reference to such matters, is satisfied with reference thereto, and assumes all responsibility therefore as the same relate to Lessee's occupancy of the Premises and/or the terms of this Lease; and (c) that neither Lessor, nor any of Lessor's agents, has made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. Refer to Paragraph 53


                                                           INITIALS: HH
                                                                    -----
                                                                     RHD
MULTI-TENANT--MODIFIED NET                                          -----
-C- American Industrial Real Estate Association 1993

       2.6 VEHICLE PARKING. Lessee shall be entitled to use the number of Unreserved Parking Spaces and Reserved Parking Spaces specified in Paragraph 1.2(b) on those portions of the Common Areas designated from time to time by Lessor for parking. Lessee shall not use more parking spaces than said number. Said parking spaces shall be used for parking by vehicles no larger than full-size passenger automobiles or pick-up trucks, herein called "PERMITTED SIZE VEHICLES." Vehicles other than Permitted Size Vehicles shall be parked and loaded or unloaded as directed by Lessor in the Rules and Regulations (as defined in Paragraph 40) issued by Lessor. (Also see Paragraph 2.9.)

               (a) Lessee shall not permit or allow any vehicles that belong to or are controlled by Lessee or Lessee's employees, suppliers, shippers, customers, contractors or invitees to be loaded, unloaded, or parked in areas other than those designated by Lessor for such activities.

               (b) If Lessee permits or allows any of the prohibited activities described in this Paragraph 2.6, then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove or tow away the vehicle involved and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

               (c) Lessor shall at the Commencement Date of this Lease, provide the parking facilities required by Applicable Law.

       2.7 COMMON AREAS - DEFINITION. The term "COMMON AREAS" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Industrial Center and interior utility raceways within the Premises that are provided and designated by the Lessor from time to time for the general non-exclusive use of Lessor, Lessee and other lessees of the Industrial Center and their respective employees, suppliers, shippers, customers, contractors and invitees, including parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas.

       2.8 COMMON AREAS - LESSEE'S RIGHTS. Lessor hereby grants to Lessee, for the benefit of Lessee and its employees, suppliers, shippers, contractors, customers and invitees, during the term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any rules and regulations or restrictions governing the use of the Industrial Center. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Any such storage shall be permitted only by the prior written consent of Lessor or Lessor's designated agent, which consent may be revoked at any time. In the event that any unauthorized storage shall occur then Lessor shall have the right, without notice, in addition to such other rights and remedies that it may have, to remove the property and charge the cost to Lessee, which cost shall be immediately payable upon demand by Lessor.

       2.9 COMMON AREAS - RULES AND REGULATIONS. Lessor or such other person(s) as Lessor may appoint shall have the exclusive control and management of the Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable Rules and Regulations with respect thereto in accordance with Paragraph 40. Lessee agrees to abide by and conform to all such Rules and Regulations, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessor shall not be responsible to Lessee for the non-compliance with said rules and regulations by other lessees of the Industrial Center. Refer to Exhibit D

       2.10 COMMON AREAS - CHANGES. Lessor shall have the right, in Lessor's sole discretion, from time to time:

               (a) To make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways;

               (b) To close temporarily any of the Common Areas for maintenance purposes so long as reasonable access to the Premises remains available;

               (c) To designate other land outside the boundaries of the Industrial Center to be a part of the Common Areas;

               (d) To add additional buildings and improvements to the Common Areas;

               (e) To use the Common Areas while engaged in making additional improvements, repairs or alterations to the Industrial Center, or any portion thereof; and

               (f) To do and perform such other acts and make such other changes in, to or with respect to the Common Areas and Industrial Center as Lessor may, in the exercise of sound business judgment, deem to be appropriate.

3.     TERM.

       3.1 TERM. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3. Refer to Par. 54

       3.2 EARLY POSSESSION. If an Early Possession Date is specified in Paragraph 1.4 and if Lessee totally or partially occupies the Premises after the Early Possession Date but prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such early occupancy. All other terms of this Lease, however, (including but not limited to the obligations to pay Lessee's Share of Common Area Operating Expenses and to carry the insurance required by Paragraph 8) shall be in effect during such period. Any such early possession shall not affect nor advance the Expiration Date of the Original Term.

       3.3 DELAY IN POSSESSION. If for any reason Lessor cannot deliver possession of the Premises to Lessee by the Early Possession Date, if one is specified in Paragraph 1.4, or if no Early Possession Date is specified, by the Commencement Date, Lessor shall not be subject to any liability therefor, nor shall such failure affect the validity of this Lease, or the obligations of Lessee hereunder, or extend the term hereof, but in such case, Lessee shall not, except as otherwise provided herein, be obligated to pay rent or perform any other obligation of Lessee under the terms of this Lease until Lessor delivers possession of the Premises to Lessee. If possession of the Premises is not delivered to Lessee within sixty (60) days after the Commencement Date, Lessee may, at its option, by notice in writing to Lessor within ten (10) days after the end of said sixty (60) day period, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder; provided further, however, that if such written notice of Lessee is not received by Lessor within said ten (10) day period, Lessee's right to cancel this Lease hereunder shall terminate and be of no further force or effect. Except as may be otherwise provided, and regardless of when the Original Term actually commences, if possession is not tendered to Lessee when required by this Lease and Lessee does not terminate this Lease, as aforesaid, the period free of the obligation to pay Base Rent, if any, that Lessee would otherwise have enjoyed shall run from the date of delivery of possession and continue for a period equal to the period during which the Lessee would have otherwise enjoyed under the terms hereof, but minus any days of delay caused by the acts, changes or omissions of Lessee.

4.     RENT.

       4.1 BASE RENT. Lessee shall pay Base Rent and other rent or charges, as the same may be adjusted from time to time, to Lessor in lawful money of the United States, without offset or deduction, on or before the day on which it is due under the terms of this Lease. Base Rent and all other rent and charges for any period during the term hereof which is for less than one full month shall be prorated based upon the actual number of days of the month involved. Payment of Base Rent and other charges shall be made to Lessor at its address stated herein or to such other persons or at such other addresses as Lessor may from time to time designate in writing to Lessee.

       4.2 COMMON AREA OPERATING EXPENSES. Lessee shall pay to Lessor during the term hereof, in addition to the Base Rent, Lessee's Share (as specified in Paragraph 1.6(b)) of all Common Area Operating Expenses, as hereinafter defined, during each calendar year of the term of this Lease, in accordance with the following provisions:

               (a) "COMMON AREA OPERATING EXPENSES" are defined, for purposes of this Lease, as all costs incurred by Lessor relating to the ownership and operation of the Industrial Center, including, but not limited to, the following:

                       (i) The operation, repair and maintenance, in neat, clean, good order and condition, of the following:

                               (aa)    The Common Areas, including parking
areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, Common Area lighting facilities, fences and gates, elevators and roof.

                               (bb)    Exterior Building Numbers and Addresses.

                               (cc)    Fire detection and sprinkler systems.

                       (ii) The cost of water, gas, electricity and telephone to service the Common Areas.

                       (iii) Trash disposal, property management and security services and the costs of any environmental inspections.

                       (iv) Reserves set aside for maintenance and repair of Common Areas.

                       (v) Real Property Taxes (as defined in Paragraph 10.2) to be paid by Lessor for the Building and the Common Areas under Paragraph 10 hereof.

                       (vi) The cost of the premiums for the insurance policies maintained by Lessor under Paragraph 8 hereof.

                       (viii) Any other services to be provided by Lessor that are stated elsewhere in this Lease to be a Common Area Operating Expense.

               (b) Any Common Area Operating Expenses and Real Property Taxes that are specifically attributable to the Building or to any other building in the Industrial Center or to the operation, repair and maintenance thereof, shall be allocated entirely to the Building or to such other building. However, any Common Area Operating Expenses and Real Property Taxes that are not specifically attributable to the Building or to any other building or to the operation, repair and maintenance thereof, shall be equitably allocated by Lessor to all buildings in the Industrial Center.

               (c) The inclusion of the improvements, facilities and services set forth in Subparagraph 4.2(a) shall not be deemed to impose an obligation upon Lessor to either have said improvements or facilities or to provide those services unless the Industrial Center already has the same, Lessor already provides the services, or Lessor has agreed elsewhere in this Lease to provide the same or some of them.

               (d) Lessee's Share of Common Area Operating Expenses shall be payable by Lessee within ten (10) days after a reasonably detailed statement of actual expenses is presented to Lessee by Lessor. Refer to Exhibit G


                                                           INITIALS: HH
                                                                    -----
                                                                     RHD
                                       -2-                          -----

5. SECURITY DEPOSIT. Lessee shall deposit with Lessor upon Lessee's execution hereof the Security Deposit set forth in Paragraph 1.7 as security for Lessee's faithful performance of Lessee's obligations under this Lease. If Lessee fails to pay Base Rent or other rent or charges due hereunder, or otherwise Defaults under this Lease (as defined in Paragraph 13.1), Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any liability, cost, expense, loss or damage (including attorneys' fees) which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of said Security Deposit, Lessee shall within ten (10) days after written request therefore deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. Any time the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor as an addition to the Security Deposit so that the total amount of the Security Deposit shall at all times bear the same proportion to the then current Base Rent as the initial Security Deposit bears to the initial Base Rent set forth in Paragraph 1.5. Lessor shall not be required to keep all or any part of the Security Deposit separate from its general accounts. Lessor shall, at the expiration or earlier termination of the term hereof and after Lessee has vacated the Premises, return to Lessee (or, at Lessor's option, to the last assignee, if any, of Lessee's interest herein), that portion of the Security Deposit not used or applied by Lessor. Unless otherwise expressly agreed in writing by Lessor, no part of the Security Deposit shall be considered to be held in trust, to bear interest or other increment for its use, or to be prepayment for any monies to be paid by Lessee under this Lease. Refer to Ex. C

6.     USE.

       6.1     PERMITTED USE.

               (a) Lessee shall use and occupy the Premises only for the Permitted Use set forth in Paragraph 1.8, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to the Premises or neighboring premises or properties.

               (b) Lessor hereby agrees to not unreasonably withhold or delay its consent to any written request by Lessee, Lessee's assignees or subtenants, and by prospective assignees and subtenants of Lessee, its assignees and subtenants, for a modification of said Permitted Use, so long as the same will not impair the structural integrity of the improvements on the Premises or in the Building or the mechanical or electrical systems therein, does not conflict with uses by other lessees, is not significantly more burdensome to the Premises or the Building and the improvements thereon, and is otherwise permissible pursuant to this Paragraph 6. If Lessor elects to withhold such consent, Lessor shall within five (5) business days after such request give a written notification of same, which notice shall include an explanation of Lessor's reasonable objections to the change in use.

       6.2     HAZARDOUS SUBSTANCES.

               (a) REPORTABLE USES REQUIRE CONSENT. The term "HAZARDOUS SUBSTANCE" as used in this Lease shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment, or the Premises; (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or by-products thereof. Lessee shall not engage in any activity in or about the Premises which constitutes a Reportable Use (as hereinafter defined) of Hazardous Substances without the express prior written consent of Lessor and compliance in a timely manner (at Lessee's sole cost and expense) with all Applicable Requirements (as defined in Paragraph 6.3). "REPORTABLE USE" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and (iii) the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable Laws require that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may, without Lessor's prior consent, but upon notice to Lessor and in compliance with all Applicable Requirements, use any ordinary and customary materials reasonably required to be used by Lessee in the normal course of the Permitted Use, so long as such use is not a Reportable Use and does not expose the Premises or neighboring properties to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may (but without any obligation to do so) condition its consent to any Reportable Use of any Hazardous Substance by Lessee upon Lessee's giving Lessor such additional assurances as Lessor, in its reasonable discretion, deems necessary to protect itself, the public, the Premises and the environment against damage, contamination or injury and/or liability therefor, including but not limited to the installation (and, at Lessor's option, removal on or before Lease expiration or earlier termination) of reasonably necessary protective modifications to the Premises (such as concrete encasements) and/or the deposit of an additional Security Deposit under Paragraph 5 hereof.

               (b) DUTY TO INFORM LESSOR. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises or the Building, other than as previously consented to by Lessor, Lessee shall immediately give Lessor written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or private party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Substance including but not limited to all such documents as may be involved in any Reportable Use involving the Premises. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including, without limitation, through the plumbing or sanitary sewer system).

               (c) INDEMNIFICATION. Lessee shall indemnify, protect, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, and the Premises, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee or by anyone under Lessee's control. Lessee's obligations under this Paragraph 6.2(c) shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation (including consultants' and attorneys' fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.

       6.3 LESSEE'S COMPLIANCE WITH REQUIREMENTS. Lessee shall, at Lessee's sole cost and expense, fully, diligently and in a timely manner, comply with all "APPLICABLE REQUIREMENTS," which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, and the recommendations of Lessor's engineers and/or consultants, relating in any manner to the Premises (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill, or release of any Hazardous Substance), now in effect or which may hereafter come into effect. Lessee shall, within five
(5) days after receipt of Lessor's written request, provide Lessor with copies of all documents and information, including but not limited to permits, registrations, manifests, applications, reports and certificates, evidencing Lessee's compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Lessee or the Premises to comply with any Applicable Requirements.

       6.4 INSPECTION; COMPLIANCE WITH LAW. Lessor, Lessor's agents, employees, contractors and designated representatives, and the holders of any mortgages, deeds of trust or ground leases on the Premises ("LENDERS") shall have the right to enter the Premises at any time in the case of an emergency, and otherwise at reasonable times, for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease and all Applicable Requirements (as defined in Paragraph 6.3), and Lessor shall be entitled to employ experts and/or consultants in connection therewith to advise Lessor with respect to Lessee's activities, including but not limited to Lessee's installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises. The costs and expenses of any such inspections shall be paid by the party requesting same, unless a Default or Breach of this Lease by Lessee or a violation of Applicable Requirements or a contamination, caused or materially contributed to by Lessee, is found to exist or to be imminent, or unless the inspection is requested or ordered by a governmental authority as the result of any such existing or imminent violation or contamination. In such case, Lessee shall upon request reimburse Lessor or Lessor's Lender, as the case may be, for the costs and expenses of such inspections.

7.     MAINTENANCE, REPAIRS, UTILITY INSTALLATIONS, TRADE FIXTURES AND
ALTERATIONS.

       7.1     LESSEE'S OBLIGATIONS.

               (a)     Subject to the provisions of Paragraphs 2.2 (Condition),
2.3 (Compliance with Covenants, Restrictions and Building Code), 7.2
(Lessor's Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee's sole cost and expense and at all times, keep the Premises and every part thereof in good order, condition and repair (whether or not such portion of the Premises requiring repair, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, any prior use, the elements or the age of such portion of the Premises), including, without limiting the generality of the foregoing, all equipment or facilities specifically serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire hose connections if within the Premises, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights, but excluding any items which are the responsibility of Lessor pursuant to Paragraph 7.2 below.
Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair.

               (b) Lessee shall, at Lessee's sole cost and expense, procure and maintain a contract, with copies to Lessor, in customary form and substance for and with a contractor specializing and experienced in the inspection, maintenance and service of the heating, air conditioning and ventilation system for the Premises. However,

               (c) If Lessee fails to perform Lessee's obligations under this Paragraph 7.1, Lessor may enter upon the Premises after ten (10) days' prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee's behalf, and put the Premises in good order, condition and repair, in accordance with Paragraph 13.2 below.

       7.2     LESSOR'S OBLIGATIONS. Subject to the provisions of Paragraphs
2.2 (Condition), 2.3 (Compliance with Covenants, Restrictions and Building
Code), 4.2 (Common Area Operating Expenses), 6 (Use), 7.1 (Lessee's Obligations), 9 (Damage or Destruction) and 14 (Condemnation), Lessor, subject to reimbursement pursuant to Paragraph 4.2, shall keep in good order, condition and repair the foundations, exterior walls, structural condition of interior bearing walls, exterior roof, fire sprinkler and/or standpipe and hose (if located in the Common Areas) or other automatic fire extinguishing system including fire alarm and/or smoke

                                                           INITIALS: HH
                                                                    ----
                                       -3-                           RHD
                                                                    ----
detection systems and equipment, fire hydrants, parking lots, walkways, parkways, driveways, landscaping, fences, signs and utility systems serving the Common Areas and all parts thereof, as well as providing the services for which there is a Common Area Operating Expense pursuant to Paragraph 4.2. Lessor shall not be obligated to paint the exterior or interior surfaces of exterior walls nor shall Lessor be obligated to maintain, repair or replace windows, doors or plate glass of the Premises. Lessee expressly waives the benefit of any statute now or hereafter in effect which would otherwise afford Lessee the right to make repairs at Lessor's expense or to terminate this Lease because of Lessor's failure to keep the Building, Industrial Center or Common Areas in good order, condition and repair.

       7.3     UTILITY INSTALLATIONS, TRADE FIXTURES, ALTERATIONS.

               (a) DEFINITIONS; CONSENT REQUIRED. The term "UTILITY INSTALLATIONS" is used in this Lease to refer to all air lines, power panels, electrical distribution, security, fire protection systems, communications systems, lighting fixtures, heating, ventilating and air conditioning equipment, plumbing, and fencing in, on or about the Premises. The term
"TRADE FIXTURES" shall mean Lessee's machinery and equipment which can be removed without doing material damage to the Premises. The term "ALTERATIONS" shall mean any modification of the improvements on the Premises which are financed by the Lessor and installed by the Lessee under the terms of this Lease, other than Utility Installations or Trade Fixtures. "LESSEE-OWNED ALTERATIONS AND/OR UTILITY INSTALLATIONS" are defined as Alterations and/or Utility Installations made by Lessee that are not financed by the Lessor and not yet owned by Lessor pursuant to Paragraph 7.4(a). Lessee shall not make nor cause to be made any Alterations or Utility Installations in, on, under or about the Premises without Lessor's prior written consent. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without Lessor's consent but upon notice to Lessor, so long as they are not visible from the outside of the Premises, do not involve puncturing, relocating or removing the roof or any existing walls, or changing or interfering with the fire sprinkler or fire detection systems and the cumulative cost thereof during the term of this Lease as extended does not exceed $5,000.

               (b) CONSENT. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. All consents given by Lessor, whether by virtue of Paragraph 7.3(a) or by subsequent specific consent, shall be deemed conditioned upon: (i) Lessee's acquiring all applicable permits required by governmental authorities; (ii) the furnishing of copies of such permits together with a copy of the plans and specifications for the Alteration or Utility Installation to Lessor prior to commencement of the work thereon; and (iii) the compliance by Lessee with all conditions of said permits in a prompt and expeditious manner. Any
Alterations or Utility Installations by Lessee during the term of this Lease shall be done in a good and workmanlike manner, with good and sufficient materials, and be in compliance with all Applicable Requirements. Lessee shall promptly upon completion thereof furnish Lessor with as-built plans and specifications therefor. Lessor may, (but without obligation to do so) condition its consent to any requested Alteration or Utility Installation that costs $2,500.00 or more upon Lessee's providing Lessor with a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alteration or Utility Installation.

               (c) LIEN PROTECTION. Lessee shall pay when due all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days' notice prior to the commencement of any work in, on, or about the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee shall, in good faith, contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense, defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof against the Lessor or the Premises. If Lessor shall require, Lessee shall furnish to Lessor a surety bond satisfactory to Lessor in an amount equal to one and one-half times the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same, as required by law for the holding of the Premises free from the effect of such lien or claim. In addition, Lessor may require Lessee to pay Lessor's attorneys' fees and costs in participating in such action if Lessor shall decide it is to its best interest to do so. Refer to Paragraph 55

       7.4     OWNERSHIP, REMOVAL, SURRENDER, AND RESTORATION.

               (a) OWNERSHIP. Subject to Lessor's right to require their removal and to cause Lessee to become the owner thereof as hereinafter provided in this Paragraph 7.4, all Alterations and Utility Installations made to the Premises by Lessee shall be the property of and owned by Lessee, but considered a part of the Premises. Lessor may, at any time and at its option, elect in writing to Lessee to be the owner of all or any specified part of the Lessee-Owned Alterations and Utility Installations. Unless otherwise instructed per Subparagraph 7.4(b) hereof, all Lessee-Owned Alterations and Utility Installations shall, at the expiration or earlier termination of this Lease, become the property of Lessor and remain upon the Premises and be surrendered with the Premises by Lessee.

               (b) REMOVAL. Unless otherwise agreed in writing, Lessor may require that any or all Lessee-Owned Alterations or Utility Installations be removed by the expiration or earlier termination of this Lease, notwithstanding that their installation may have been consented to by Lessor. Lessor may require the removal at any time of all or any part of any Alterations or Utility Installations made without the required consent of Lessor.

               (c) SURRENDER/RESTORATION. Lessee shall surrender the Premises by the end of the last day of the Lease term or any earlier termination date, clean and free of debris and in good operating order, condition and state of repair, ordinary wear and tear excepted. Ordinary wear and tear shall not include any damage or deterioration that would have been prevented by good maintenance practice or by Lessee performing all of its obligations under this Lease. Except as otherwise agreed or specified herein, the Premises, as surrendered, shall include the Alterations and Utility Installations. The obligation of Lessee shall include the repair of any damage occasioned by the installation, maintenance or removal of Lessee's Trade Fixtures, furnishings, equipment, and Lessee-Owned Alterations and Utility Installations, as well as the removal of any storage tank installed by or for Lessee, and the removal, replacement, or remediation of any soil, material or ground water contaminated by Lessee, all as may then be required by Applicable Requirements and/or good practice. Lessee's Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee subject to its obligation to repair and restore the Premises per this Lease. Refer to Paragraph 56

8.     INSURANCE; INDEMNITY.

       8.1 PAYMENT OF PREMIUMS. The cost of the premiums for the insurance policies maintained by Lessor under this Paragraph 8 shall be a Common Area Operating Expense pursuant to Paragraph 4.2 hereof. Premiums for policy periods commencing prior to, or extending beyond, the term of this Lease shall be prorated to coincide with the corresponding Commencement Date or Expiration Date.

       8.2     LIABILITY INSURANCE.

               (a) CARRIED BY LESSEE. Lessee shall obtain and keep in force during the term of this Lease a Commercial General Liability policy of insurance protecting Lessee, Lessor and any Lender(s) whose names have been provided to Lessee in writing (as additional insureds) against claims for bodily injury, personal injury and property damage based upon, involving or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $1,000,000 per occurrence with an "Additional Insured-Managers or Lessors of Premises" endorsement and contain the "Amendment to the Pollution Exclusion" endorsement for damage caused by heat, smoke or fumes from a hostile fire.
The policy shall not contain any intra-insured exclusions as between insured person or organizations, but shall include coverage for liability assumed under this Lease as an "INSURED CONTRACT" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance required by this Lease or as carried by Lessee shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance to be carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

               (b) CARRIED BY LESSOR. Lessor shall also maintain liability insurance described in Paragraph 8.2(a) above, in addition to and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

       8.3     PROPERTY INSURANCE-BUILDING, IMPROVEMENTS AND RENTAL VALUE.

               (a) BUILDING AND IMPROVEMENTS. Lessor shall obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and to any Lender(s), insuring against loss or damage to the Premises. Such insurance shall be for full replacement cost, as the same shall exist from time to time, or the amount required by any Lender(s), but in no event more than the commercially reasonable and available insurable value thereof if, by reason of the unique nature or age of the improvements involved, such latter amount is less than full replacement cost. Lessee-Owned Alterations and Utility Installations, Trade Fixtures and Lessee's personal property shall be insured by Lessee pursuant to Paragraph 8.4. If the coverage is available and commercially appropriate, Lessor's policy or policies shall insure against all risks of direct physical loss or damage (except the perils of flood and/or earthquake unless required by a Lender), including coverage for any additional costs resulting from debris removal and reasonable amounts of coverage for the enforcement of any ordinance or law regulating the reconstruction or replacement of any undamaged sections of the Building required to be demolished or removed by reason of the enforcement of any building, zoning, safety or land use laws as the result of a covered loss, but not including plate glass insurance. Said policy or policies shall also contain an agreed valuation provision in lieu of any co-insurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located.

               (b) RENTAL VALUE. Lessor shall also obtain and keep in force during the term of this Lease a policy or policies in the name of Lessor, with loss payable to Lessor and any Lender(s), insuring the loss of the full rental and other charges payable by all lessees of the Building to Lessor for one year (including all Real Property Taxes, insurance costs, all Common Area Operating Expenses and any scheduled rental increases). Said insurance may provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of rental revenues from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any co-insurance clause, and the amount of coverage shall be adjusted annually to reflect the projected rental income, Real Property Taxes, insurance premium costs and other expenses, if any, otherwise payable, for the next 12-month period. Common Area Operating Expenses shall include any deductible amount in the event of such loss.

               (c) ADJACENT PREMISES. Lessee shall pay for any increase in the premiums for the property insurance of the Building and for the Common Areas or other buildings in the Industrial Center if said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises.

               (d) LESSEE'S IMPROVEMENTS. Since Lessor is the Insuring Party, Lessor shall not be required to insure Lessee-Owned Alterations and Utility Installations unless the item in question has become the property of Lessor under the terms of this Lease.

       8.4 LESSEE'S PROPERTY INSURANCE. Subject to the requirements of Paragraph 8.5, Lessee at its cost shall either by separate policy or, at Lessor's option, by endorsement to a policy already carried, maintain insurance coverage on all of Lessee's personal property, Trade Fixtures and Lessee-Owned Alterations and Utility Installations in, on, or about the Premises similar in coverage to that carried by Lessor as the Insuring Party under Paragraph 8.3(a). Such insurance shall be full replacement cost coverage with a deductible not to exceed $1,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property and the restoration of Trade Fixtures and Lessee-Owned Alterations and Utility Installations. Upon request from Lessor, Lessee shall provide Lessor with written evidence that such insurance is in force.

       8.5 INSURANCE POLICIES. Insurance required hereunder shall be in companies duly licensed to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at least B+, V, or such other rating as may be required by a Lender, as set forth in the most current issue of "Best's Insurance Guide." Lessee shall not do or permit to be done anything which shall invalidate the insurance policies referred to in


                                                           INITIALS: HH
                                                                    ----
                                       -4-                           RHD
                                                                    ----
this Paragraph 8. Lessee shall cause to be delivered to Lessor, within seven
(7) days after the earlier of the Early Possession Date or the Commencement Date, certified copies of, or certificates evidencing the existence and amounts of, the insurance required under Paragraph 8.2(a) and 8.4. No such policy shall be cancelable or subject to modification except after thirty (30) days' prior written notice to Lessor. Lessee shall at least thirty (30) days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Lessees Insurance Policies shall name Lessor as Additional Insured

       8.6 WAIVER OF SUBROGATION. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages (whether in contract or in tort) against the other, for loss or damage to their property arising out of or incident to the perils required to be insured against under Paragraph 8. The effect of such releases and waivers of the right to recover damages shall not be limited by the amount of insurance carried or required, or by any deductibles applicable thereto. Lessor and Lessee agree to have their respective insurance companies issuing property damage insurance waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

       8.7 INDEMNITY. Except for Lessor's negligence and/or breach of express warranties, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, costs, liens, judgments, penalties, loss of permits, attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with, the occupancy of the Premises by Lessee, the conduct of Lessee's business, any act, omission or neglect of Lessee, its agents, contractors, employees or invitees, and out of any Default or Breach by Lessee in the performance in a timely manner of any obligation on Lessee's part to be performed under this Lease. The foregoing shall include, but not be limited to, the defense or pursuit of any claim or any action or proceeding involved therein, and whether or not (in the case of claims made against Lessor) litigated and/or reduced to judgment. In case any action or proceeding be brought against Lessor by reason of any of the foregoing matters, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be so indemnified.

       8.8 EXEMPTION OF LESSOR FROM LIABILITY. Lessor shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether said injury or damage results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible or not.
Lessor shall not be liable for any damages arising from any act or neglect of any other lessee of Lessor nor from the failure by Lessor to enforce the provisions of any other lease in the Industrial Center. Notwithstanding Lessor's negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom.

9.     DAMAGE OR DESTRUCTION.

       9.1     DEFINITIONS.

               (a) "PREMISES PARTIAL DAMAGE" shall mean damage or destruction to the Premises, other than Lessee-Owned Alterations and Utility Installations, the repair cost of which damage or destruction is less than fifty percent (50%) of the then Replacement Cost (as defined in Paragraph 9.1(d)) of the Premises (excluding Lessee-Owned Alterations and Utility Installations and Trade Fixtures) immediately prior to such damage or destruction.

               (b) "PREMISES TOTAL DESTRUCTION" shall mean damage or destruction to the Premises, other than Lessee-Owned Alterations and Utility Installations, the repair cost of which damage or destruction is fifty percent (50%) or more of the then Replacement Cost of the Premises (excluding Lessee-Owned Alterations and Utility Installations and Trade Fixtures) immediately prior to such damage or destruction. In addition, damage or destruction to the Building, other than Lessee-Owned Alterations and Utility Installations and Trade Fixtures of any lessees of the Building, the cost of which damage or destruction is fifty percent (50%) or more of the then Replacement Cost (excluding Lessee-Owned Alterations and Utility Installations and Trade Fixtures of any lessees of the Building) of the Building shall, at the option of Lessor, be deemed to be Premises Total Destruction.

               (c) "INSURED LOSS" shall mean damage or destruction to the Premises, other than Lessee-Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a) irrespective of any deductible amounts or coverage limits involved.

               (d) "REPLACEMENT COST" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of applicable building codes, ordinances or laws, and without deduction for depreciation.

               (e) "HAZARDOUS SUBSTANCE CONDITION" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

       9.2 PREMISES PARTIAL DAMAGE - INSURED LOSS. If Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee-Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect. In the event, however, that there is a shortage of insurance proceeds and such shortage is due to the fact that, by reason of the unique nature of the improvements in the Premises, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within ten (10) days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said ten (10) day period, Lessor shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If Lessor does not receive such funds or assurance within said period, Lessor may nevertheless elect by written notice to Lessee within ten (10) days thereafter to make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect. If Lessor does not receive such funds or assurance within such ten (10) day period, and if Lessor does not so elect to restore and repair, then this Lease shall terminate sixty (60) days following the occurrence of the damage or destruction. Unless otherwise agreed, Lessee shall in no event have any right to reimbursement from Lessor for any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3 rather than Paragraph 9.2, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

       9.3 PARTIAL DAMAGE - UNINSURED LOSS. If Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense and this Lease shall continue in full force and effect), Lessor may at Lessor's option, either (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or
(ii) give written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such damage of Lessor's desire to terminate this Lease as of the date sixty (60) days following the date of such notice. In the event Lessor elects to give such notice of Lessor's intention to terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage totally at Lessee's expense and without reimbursement from Lessor. Lessee shall provide Lessor with the required funds or satisfactory assurance thereof within thirty (30) days following such commitment from Lessee. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the funds or assurance thereof within the times specified above, this Lease shall terminate as of the date specified in Lessor's notice of termination.

       9.4 TOTAL DESTRUCTION. Notwithstanding any other provision hereof, if Premises Total Destruction occurs (including any destruction required by any authorized public authority), this Lease shall terminate sixty (60) days following the date of such Premises Total Destruction, whether or not the damage or destruction is an Insured Loss or was caused by a negligent or willful act of Lessee. In the event, however, that the damage or destruction was caused by Lessee, Lessor shall have the right to recover Lessor's damages from Lessee except as released and waived in Paragraph 9.7.

       9.5 DAMAGE NEAR END OF TERM. If at any time during the last six (6) months of the term of this Lease there is damage for which the cost to repair exceeds one month's Base Rent, whether or not an Insured Loss, Lessor may, at Lessor's option, terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving written notice to Lessee of Lessor's election to do so within thirty (30) days after the date of occurrence of such damage. Provided, however, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by (a) exercising such option, and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is ten (10) days after Lessee's receipt of Lessor's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor's expense repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate as of the date set forth in the first sentence of this Paragraph 9.5.

       9.6     ABATEMENT OF RENT; LESSEE'S REMEDIES.

               (a) In the event of (i) Premises Partial Damage or (ii) Hazardous Substance Condition for which Lessee is not legally responsible, the Base Rent, Common Area Operating Expenses and other charges, if any, payable by Lessee hereunder for the period during which such damage or condition, its repair, remediation or restoration continues, shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired, but not in excess of proceeds from insurance required to be carried under Paragraph 8.3(b). Except for abatement of Base Rent, Common Area Operation Expenses and other charges, if any, as aforesaid, all other obligations of Lessee hereunder shall be performed by Lessee, and Lessee shall have no claim against Lessor for any damage suffered by reason of any such damage, destruction, repair, remediation or restoration.

               (b) If Lessor shall be obligated to repair or restore the Premises under the provisions of this Paragraph 9 and shall not commence, in a substantial and meaningful way, the repair of restoration of the Premises within ninety (90) days after such obligation shall accrue, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice of Lessee's election to terminate this Lease on a date not less than sixty
(60) days following the giving of such notice. If Lessee gives such notice to Lessor and such Lenders and such repair or restoration is not commenced within thirty (30) days after receipt of such notice, this Lease shall terminate as of the date specified in said notice. If Lessor or a Lender commences the repair or restoration of the Premises within thirty (30) days after the receipt of such notice, this Lease shall continue in full force and effect. "COMMENCE" as used in this Paragraph 9.6 shall mean either the unconditional authorization of the preparation of the required plans, or the beginning of the actual work on the Premises, whichever occurs first.

       9.7 HAZARDOUS SUBSTANCE CONDITIONS. If a Hazardous Substance Condition occurs, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by Applicable Requirements and this Lease shall continue in full force and effect, but subject


                                                           INITIALS: HH
                                                                    -----
                                       -5-                           RHD
                                                                    -----
to Lessor's rights under Paragraph 6.2(c) and Paragraph 13), Lessor may at Lessor's option either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to investigate and remediate such condition exceeds twelve (12) times the then monthly Base Rent or $100,000 whichever is greater, give written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition of Lessor's desire to terminate this Lease as of the date sixty (60) days following the date of such notice. In the event Lessor elects to give such notice of Lessor's intention to terminate this Lease, Lessee shall have the right within ten (10) days after the receipt of such notice to give written notice to Lessor of Lessee's commitment to pay for the excess costs of (a) investigation and remediation of such Hazardous Substance Condition to the extent required by Applicable Requirements, over (b) an amount equal to twelve (12) times the then monthly Base Rent or $100,000, whichever is greater. Lessee shall provide Lessor with the funds required of Lessee or satisfactory assurance thereof within thirty (30) days following said commitment by Lessee. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such investigation and remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time period specified above, this Lease shall terminate as of the date specified in Lessor's notice of termination.

       9.8 TERMINATION - ADVANCE PAYMENTS. Upon termination of this Lease pursuant to this Paragraph 9, Lessor shall return to Lessee any advance payment made by Lessee to Lessor and so much of Lessee's Security Deposit as has not been, or is not then required to be, used by Lessor under the terms of this Lease.

       9.9 WAIVER OF STATUTES. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises and the Building with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent it is inconsistent herewith.

10.    REAL PROPERTY TAXES.

       10.1 PAYMENT OF TAXES. Lessor shall pay the Real Property Taxes, as defined in Paragraph 10.2, applicable to the Industrial Center, and except as otherwise provided in Paragraph 10.3, any such amounts shall be included in the calculation of Common Area Operating Expenses in accordance with the provisions of Paragraph 4.2.

       10.2 REAL PROPERTY TAX DEFINITION. As used herein, the term "REAL PROPERTY TAXES" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the Industrial Center by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage, or other improvement district thereof, levied against any legal or equitable interest of Lessor in the Industrial Center or any portion thereof, Lessor's right to rent or other income therefrom, and/or Lessor's business of leasing the Premises. The term "REAL PROPERTY TAXES" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in Applicable Law taking effect, during the term of this Lease, including but not limited to a change in the ownership of the Industrial Center or in the improvements thereon, the execution of this Lease, or any modification, amendment or transfer thereof, and whether or not contemplated by the Parties. In calculating Real Property Taxes for any calendar year, the Real Property Taxes for any real estate tax year shall be included in the calculation of Real Property Taxes for such calendar year based upon the number of days which such calendar year and tax year have in common.

       10.3 ADDITIONAL IMPROVEMENTS. Common Area Operating Expenses shall not include Real Property Taxes specified in the tax assessor's records and work sheets as being caused by additional improvements placed upon the Industrial Center by other lessees or by Lessor for the exclusive enjoyment of such other lessees. Notwithstanding Paragraph 10.1 hereof, Lessee shall, however, pay to Lessor at the time Common Area Operating Expenses are payable under Paragraph 4.2, the entirety of any increase in Real Property Taxes if assessed solely by reason of Alterations, Trade Fixtures or Utility Installations placed upon the Premises by Lessee or at Lessee's request.

       10.4 JOINT ASSESSMENT. If the Building is not separately assessed, Real Property Taxes allocated to the Building shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available. Lessor's reasonable determination thereof, in good faith, shall be conclusive.

       10.5 LESSEE'S PROPERTY TAXES. Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee-Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee contained in the Premises or stored within the Industrial Center. When possible, Lessee shall cause its Lessee-Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee's property within ten
(10) days after receipt of a written statement setting forth the taxes applicable to Lessee's property.

11. UTILITIES. Lessee shall pay directly for all utilities and services supplied to the Premises, including but not limited to electricity, telephone, security, gas and cleaning of the Premises, together with any taxes thereon. If any such utilities or services are not separately metered to the Premises or separately billed to the Premises, Lessee shall pay to Lessor a reasonable proportion to be determined by Lessor of all such charges jointly metered or billed with other premises in the Building, in the manner and within the time periods set forth in Paragraph 4.2(d). Refer to Paragraph 57 and Exhibit C

12.    ASSIGNMENT AND SUBLETTING.

       12.1    LESSOR'S CONSENT REQUIRED.

               (a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or otherwise transfer or encumber (collectively, "assign") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent given under and subject to the terms of Paragraph 36.

               (b) A change in the control of Lessee shall constitute an assignment requiring Lessor's consent. The transfer, on a cumulative basis, of twenty-five percent (25%) or more of the voting control of Lessee shall constitute a change in control for this purpose.

               (c) The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, refinancing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee's assets occurs, which results or will result in a reduction of the Net Worth of Lessee, as hereinafter defined, by an amount equal to or greater than twenty-five percent (25%) of such Net Worth of Lessee as it was represented to Lessor at the time of full execution and delivery of this Lease or at the time of the most recent assignment to which Lessor has consented, or as it exists immediately prior to said transaction or transactions constituting such reduction, at whichever time said Net Worth of Lessee was or is greater, shall be considered an assignment of this Lease by Lessee to which Lessor may reasonably withhold its consent. "NET WORTH OF LESSEE" for purposes of this Lease shall be the net worth of Lessee (excluding any Guarantors) established under generally accepted accounting principles consistently applied.

               (d) An assignment or subletting of Lessee's interest in this Lease without Lessor's specific prior written consent shall, at Lessor's option, be a Default curable after notice per Paragraph 13.1, or a non-curable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unconsented to assignment or subletting as a non-curable Breach, Lessor shall have the right to either: (i) terminate this Lease, or (ii) upon thirty (30) days' written notice ("LESSOR'S NOTICE"), increase the monthly Base Rent for the Premises to the greater of the then fair market rental value of the Premises, as reasonably determined by Lessor, or one hundred ten percent (110%) of the Base Rent then in effect. Pending determination of the new fair market rental value, if disputed by Lessee, Lessee shall pay the amount set forth in Lessor's Notice, with any overpayment credited against the next installment(s) of Base Rent coming due, and any underpayment for the period retroactively to the effective date of the adjustment being due and payable immediately upon the determination thereof. Further, in the event of such Breach and rental adjustment, (i) the purchase price of any option to purchase the Premises held by Lessee shall be subject to similar adjustment to the then fair market value as reasonably determined by Lessor (without the Lease being considered an encumbrance or any deduction for depreciation or obsolescence, and considering the Premises at its highest and best use and in good condition) or one hundred ten percent (110%) of the price previously in effect, (ii) any index-oriented rental or price adjustment formulas contained in this Lease shall be adjusted to require that the base index be determined with reference to the index applicable to the time of such adjustment, and (iii) any fixed rental adjustments scheduled during the remainder of the Lease term shall be increased in the same ratio as the new rental bears to the Base Rent in effect immediately prior to the adjustment specified in Lessor's Notice. Refer to Exhibit C

               (e) Lessee's remedy for any breach of this Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

       12.2    TERMS AND CONDITIONS APPLICABLE TO ASSIGNMENT AND SUBLETTING.

               (a) Regardless of Lessor's consent, any assignment or subletting shall not (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, nor (iii) alter the primary liability of Lessee for the payment of Base Rent and other sums due Lessor hereunder or for the performance of any other obligations to be performed by Lessee under this Lease.

               (b) Lessor may accept any rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of any rent for performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for the Default or Breach by Lessee of any of the terms, covenants or conditions of this Lease.

               (c) The consent of Lessor to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting by Lessee or to any subsequent or successive assignment or subletting by the assignee or sublessee. However, Lessor may consent to subsequent sublettings and assignments of the sublease or any amendments or modifications thereto without notifying Lessee or anyone else liable under this Lease or the sublease and without obtaining their consent, and such action shall not relieve such persons from liability under this Lease or the sublease.

               (d) In the event of any Default or Breach of Lessee's obligation under this Lease, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of the Lessee's obligations under this Lease, including any sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.

               (e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a non-refundable deposit of $1,000 or ten percent (10%) of the monthly Base Rent applicable to the portion of the Premises which is the subject of the proposed assignment or sublease, whichever is greater, as reasonable consideration for Lessor's considering and processing the request for consent. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested by Lessor.

               (f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed, for the benefit of Lessor, to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented in writing.


                                                           INITIALS: HH
                                                                    -----
                                       -6-                           RHD
                                                                    -----

               (g) The occurrence of a transaction described in Paragraph 12.2(c) shall give Lessor the right (but not the obligation) to require that the Security Deposit be increased by an amount equal to six (6) times the then monthly Base Rent, and Lessor may make the actual receipt by Lessor of the Security Deposit increase a condition to Lessor's consent to such transaction.

               (h) Lessor, as a condition to giving its consent to any assignment or subletting, may require that the amount and adjustment schedule of the rent payable under this Lease be adjusted to what is then the market value and/or adjustment schedule for property similar to the Premises as then constituted, as determined by Lessor.

       12.3 ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO SUBLETTING. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

               (a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all rentals and income arising from any sublease of all or a portion of the Premises heretofore or hereafter made by Lessee, and Lessor may collect such rent and income and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach (as defined in Paragraph 13.1) shall occur in the performance of Lessee's obligations under this Lease, Lessee may, except as otherwise provided in this Lease, receive, collect and enjoy the rents accruing under such sublease. Lessor shall not, by reason of the foregoing provision or any other assignment of such sublease to Lessor, nor by reason of the collection of the rents from a sublessee, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee under such Sublease. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor the rents and other charges due and to become due under the sublease. Sublessee shall rely upon any such statement and request from Lessor and shall pay such rents and other charges to Lessor without any obligation or right to inquire as to whether such Breach exists and notwithstanding any notice from or claim from Lessee to the contrary. Lessee shall have no right or claim against such sublessee, or, until the Breach has been cured, against Lessor, for any such rents and other charges so paid by said sublessee to Lessor.

               (b) In the event of a Breach by Lessee in the performance of its obligations under this Lease, Lessor, at its option and without any obligation to do so, may require any sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any other prior defaults or breaches of such sublessor under such sublease.

               (c) Any matter or thing requiring the consent of the sublessor under a sublease shall also require the consent of Lessor herein.

               (d) No sublessee under a sublease approved by Lessor shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

               (e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.

13.    DEFAULT; BREACH; REMEDIES.

       13.1 DEFAULT; BREACH. Lessor and Lessee agree that if an attorney is consulted by Lessor in connection with a Lessee Default or Breach (as hereinafter defined), $350.00 is a reasonable minimum sum per such occurrence for legal services and costs in the preparation and service of a notice of Default, and that Lessor may include the cost of such services and costs in said notice as rent due and payable to cure said default. A "DEFAULT" by Lessee is defined as a failure by Lessee to observe, comply with or perform any of the terms, covenants, conditions or rules applicable to Lessee under this Lease. A "BREACH" by Lessee is defined as the occurrence of any one or more of the following Defaults, and, where a grace period for cure after notice is specified herein, the failure by Lessee to cure such Default prior to the expiration of the applicable grace period, and shall entitle Lessor to pursue the remedies set forth in Paragraphs 13.2 and/or 13.3:

               (a) The vacating of the Premises without the intention to reoccupy same, or the abandonment of the Premises.

               (b) Except as expressly otherwise provided in this Lease, the failure by Lessee to make any payment of Base Rent, Lessee's Share of Common Area Operating Expenses, or any other monetary payment required to be made by Lessee hereunder as and when due, the failure by Lessee to provide Lessor with reasonable evidence of insurance or surety bond required under this Lease, or the failure of Lessee to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of three (3) days following written notice thereof by or on behalf of Lessor to Lessee.

               (c) Except as expressly otherwise provided in this Lease, the failure by Lessee to provide Lessor with reasonable written evidence (in duly executed original form, if applicable) of (i) compliance with Applicable Requirements per Paragraph 6.3, (ii) the inspection, maintenance and service contracts required under Paragraph 7.1(b), (iii) the rescission of an unauthorized assignment or subletting per Paragraph 12.1, (iv) a Tenancy Statement per Paragraphs 16 or 37, (v) the subordination or non-subordination of this Lease per Paragraph 30, (vi) the guaranty of the performance of Lessee's obligations under this Lease if required under Paragraphs 1.11 and 37, (vii) the execution of any document requested under Paragraph 42 (easements), or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this lease, where any such failure continues for a period of ten (10) days following written notice by or on behalf of Lessor to Lessee.

               (d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof that are to be observed, complied with or performed by Lessee, other than those described in Subparagraphs 13.1(a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice thereof by or on behalf of Lessor to Lessee, provided, however, that if the nature of Lessee's Default is such that more than thirty
(30) days are reasonably required for its cure, then it shall not be deemed to be a Breach of this Lease by Lessee if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

               (e) The occurrence of any of the following events: (i) the making by Lessee of any general arrangement or assignment for the benefit of creditors; (ii) Lessee's becoming a "debtor" as defined in 11 U.S. Code
Section 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days);
(iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within thirty
(30) days; provided, however, in the event that any provision of this Subparagraph 13.1(e) is contrary to any applicable law, such provision shall be of no force or effect, and shall not affect the validity of the remaining provisions.

               (f) The discovery by Lessor that any financial statement of Lessee or of any Guarantor, given to Lessor by Lessee or any Guarantor, was materially false.

               (g) If the performance of Lessee's obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor's liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor's becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor's refusal to honor the guaranty, or (v) a Guarantor's breach of its guaranty obligation on an anticipatory breach basis, and Lessee's failure, within sixty (60) days following written notice by or on behalf of Lessor to Lessee of any such event, to provide Lessor with written alternative assurances of security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.

       13.2 REMEDIES. If Lessee fails to perform any affirmative duty or obligation of Lessee under this Lease, within ten (10) days after written notice to Lessee (or in case of an emergency, without notice), Lessor may at its option (but without obligation to do so), perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee to Lessor upon invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its own option, may require all future payments to be made under this Lease by Lessee to be made only by cashier's check. In the event of a Breach of this Lease by Lessee (as defined in Paragraph 13.1), with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach, Lessor may:

               (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease and the term hereof shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the worth at the time of the award of the unpaid rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco or the Federal Reserve Bank District in which the Premises are located at the time of award plus one percent (1%). Efforts by Lessor to mitigate damages caused by Lessee's Default or Breach of this Lease shall not waive Lessor's right to recover damages under this Paragraph
13.2. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding the unpaid rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit for such rent and/or damages. If a notice and grace period required under Subparagraph 13.1(b), (c) or (d) was not previously given, a notice to pay rent or quit, or to perform or quit, as the case may be, given to Lessee under any statute authorizing the forfeiture of leases for unlawful detainer shall also constitute the applicable notice for grace period purposes required by Subparagraph 13.1(b), (c) or (d). In such case, the applicable grace period under the unlawful detainer statute shall run concurrently after the one such statutory notice, and the failure of Lessee to cure the Default within the greater of the two (2) such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

               (b) Continue the Lease and Lessee's right to possession in effect (in California under California Civil Code Section 1951.4) after Lessee's Breach and recover the rent as it becomes due, provided Lessee has the right to sublet or assign, subject only to reasonable limitations. Lessor and Lessee agree that the limitations on assignment and subletting in this Lease are reasonable. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver to protect the Lessor's interest under this Lease, shall not constitute a termination of the Lessee's right to possession.

               (c) Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the state wherein the Premises are located.


                                                           INITIALS: HH
                                                                    -----
                                       -7-                           RHD
                                                                    -----

               (d) The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises.

       13.3 INDUCEMENT RECAPTURE IN EVENT OF BREACH. Any agreement by Lessor for free or abated rent or other charges applicable to the Premises, or for the giving or paying by Lessor to or for Lessee of any cash or other bonus, inducement or consideration for Lessee's entering into this Lease, all of which concessions are hereinafter referred to as "INDUCEMENT PROVISIONS" shall be deemed conditioned upon Lessee's full and faithful performance of all of the terms, covenants and conditions of this Lease to be performed or observed by Lessee during the term hereof as the same may be extended. Upon the occurrence of a Breach (as defined in Paragraph 13.1) of this Lease by Lessee, any such Inducement Provision shall automatically be deemed deleted from this Lease and of no further force or effect, and any rent, other charge, bonus, inducement or consideration theretofore abated, given or paid by Lessor under such an Inducement Provision shall be immediately due and payable by Lessee to Lessor, and recoverable by Lessor, as additional rent due under this Lease, notwithstanding any subsequent cure of said Breach by Lessee. The acceptance by Lessor of rent or the cure of the Breach which initiated the operation of this Paragraph 13.3 shall not be deemed a waiver by Lessor of the provisions of this Paragraph 13.3 unless specifically so stated in writing by Lessor at the time of such acceptance.

       13.4 LATE CHARGES. Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by the terms of any ground lease, mortgage or deed of trust covering the Premises. Accordingly, if any installment of rent or other sum due from Lessee shall not be received by Lessor or Lessor's designee within ten (10) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a late charge equal to six percent (6%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding Paragraph 4.1 or any other provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.

       13.5 BREACH BY LESSOR. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph 13.5, a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor, and by any Lender(s) whose name and address shall have been furnished to Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days after such notice are reasonably required for its performance, then Lessor shall not be in breach of this Lease if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion.

14. CONDEMNATION. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of the floor area of the Premises, or more than twenty-five percent (25%) of the portion of the Common Areas designated for Lessee's parking, is taken by condemnation, Lessee may, at Lessee's option, to be exercised in writing within ten (10) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within ten (10) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in the same proportion as the rentable floor area of the Premises taken bears to the total rentable floor area of the Premises. No reduction of Base Rent shall occur if the condemnation does not apply to any portion of the Premises. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution of value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any compensation, separately awarded to Lessee for Lessee's relocation expenses and/or loss of Lessee's Trade Fixtures. In the event that this Lease is not terminated by reason of such condemnation, Lessor shall to the extent of its net severance damages received, over and above Lessee's Share of the legal and other expenses incurred by Lessor in the condemnation matter, repair any damage to the Premises caused by such condemnation authority. Lessee shall be responsible for the payment of any amount in excess of such net severance damages required to complete such repair.

15.    BROKERS' FEES.

       15.1 PROCURING CAUSE. The Broker(s) named in Paragraph 1.10 is/are the procuring cause of this Lease. Refer to Exhibit C

       15.3 ASSUMPTION OF OBLIGATIONS. Any buyer or transferee of Lessor's interest in this Lease, whether such transfer is by agreement or by operation of law, shall be deemed to have assumed Lessor's obligation under this Paragraph 15. Each Broker shall be an intended third party beneficiary of the provisions of Paragraph 1.10 and of this Paragraph 15 to the extent of its interest in any commission arising from this Lease and may enforce that right directly against Lessor and its successors.

       15.4 REPRESENTATIONS AND WARRANTIES. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder other than as named in Paragraph 1.10(a) in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and that no broker or other person, firm or entity other than said named Broker(s) is entitled to any commission or finder's fee in connection with said transaction. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, and/or attorneys' fees reasonably incurred with respect thereto.

16.    TENANCY AND FINANCIAL STATEMENTS.

       16.1 TENANCY STATEMENT. Each Party (as "RESPONDING PARTY") shall within ten (10) days after written notice from the other Party (the "REQUESTING PARTY") execute, acknowledge and deliver to the Requesting Party a statement in writing in a form similar to the then most current "TENANCY STATEMENT" form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

       16.2 FINANCIAL STATEMENT. If Lessor desires to finance, refinance, or sell the Premises or the Building, or any part thereof, Lessee and all Guarantors shall deliver to any potential lender or purchaser designated by Lessor such financial statements of Lessee and such Guarantors as may be reasonably required by such lender or purchaser, including but not limited to Lessee's financial statements for the past three (3) years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. LESSOR'S LIABILITY. The term "LESSOR" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises. In the event of a transfer of Lessor's title or interest in the Premises or in this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor at the time of such transfer or assignment. Except as provided in Paragraph 15.3, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.

18. SEVERABILITY. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. INTEREST ON PAST-DUE OBLIGATIONS. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor within ten (10) days following the date on which it was due, shall bear interest from the date due at the prime rate charged by the largest state chartered bank in the state in which the Premises are located plus four percent (4%) per annum, but not exceeding the maximum rate allowed by law, in addition to the potential late charge provided for in Paragraph 13.4.

20. TIME OF ESSENCE. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

21. RENT DEFINED. All monetary obligations of Lessee to Lessor under the terms of this Lease are deemed to be rent.

22. NO PRIOR OR OTHER AGREEMENTS; BROKER DISCLAIMER. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. Each Broker shall be an intended third party beneficiary of the provisions of this Paragraph 22. Refer to Paragraph 58

23.    NOTICES.

       23.1 NOTICE REQUIREMENTS. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission during normal business hours, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notice purposes. Either Party may by written notice to the other specify a different address for notice purposes, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for the purpose of mailing or delivering notices to Lessee. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by written notice to Lessee.

       23.2 DATE OF NOTICE. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail, the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day


                                                           INITIALS: HH
                                                                    -----
                                       -8-                           RHD
                                                                    -----
delivery shall be deemed given twenty-four (24) hours after delivery of the same to the United States Postal Service or courier. If any notice is transmitted by facsimile transmission or similar means, the same shall be deemed served or delivered upon telephone or facsimile confirmation of receipt of the transmission thereof, provided a copy is also delivered via delivery or mail. If notice is received on a Saturday or a Sunday or a legal holiday, it shall be deemed received on the next business day.

24. WAIVERS. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or any other term, covenant or condition hereof. Lessor's consent to, or approval of, any such act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. Regardless of Lessor's knowledge of a Default or Breach at the time of accepting rent, the acceptance of rent by Lessor shall not be a waiver of any Default or Breach by Lessee of any provision hereof. Any payment given Lessor by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

26. NO RIGHT TO HOLDOVER. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease. In the event that Lessee holds over in violation of this Paragraph 26 then the Base Rent payable from and after the time of the expiration or earlier termination of this Lease shall be increased to two hundred percent (200%) of the Base Rent applicable during the month immediately preceding such expiration or earlier termination. Nothing contained herein shall be construed as a consent by Lessor to any holding over by Lessee.

27. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. COVENANTS AND CONDITIONS. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions.

29. BINDING EFFECT; CHOICE OF LAW. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.    SUBORDINATION; ATTORNMENT; NON-DISTURBANCE.

       30.1 SUBORDINATION. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, "SECURITY DEVICE"), now or hereafter placed by Lessor upon the real property of which the Premises are a part, to any and all advances made on the security thereof, and to all renewals, modifications, consolidations, replacements and extensions thereof. Lessee agrees that the Lenders holding any such Security Device shall have no duty, liability or obligation to perform any of the obligations of Lessor under this Lease, but that in the event of Lessor's default with respect to any such obligation, Lessee will give any Lender whose name and address have been furnished Lessee in writing for such purpose notice of Lessor's default pursuant to Paragraph 13.5. If any Lender shall elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device and shall give written notice thereof to Lessee, this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

       30.2 ATTORNMENT. Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure, such new owner shall not:
(i) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership, (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor, or
(iii) be bound by prepayment of more than one month's rent.

       30.3 NON-DISTURBANCE. With respect to Security Devices entered into by Lessor after the execution of this lease, Lessee's subordination of this Lease shall be subject to receiving assurance (a "non-disturbance agreement") from the Lender that Lessee's possession and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises.

       30.4 SELF-EXECUTING. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any such subordination or non-subordination, attornment and/or non-disturbance agreement as is provided for herein.

31. ATTORNEYS' FEES. If any Party or Broker brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term "PREVAILING PARTY" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys' fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. Lessor shall be entitled to attorneys' fees, costs and expenses incurred in preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach. Broker(s) shall be intended third party beneficiaries of this Paragraph 31.

32. LESSOR'S ACCESS; SHOWING PREMISES; REPAIRS. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times for the purpose of showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises or to the Building, as Lessor may reasonably deem necessary. Lessor may at any time place on or about the Premises or Building any ordinary "For Sale" signs and Lessor may at any time during the last one hundred eighty (180) days of the term hereof place on or about the Premises any ordinary "For Lease" signs. All such activities of Lessor shall be without abatement of rent or liability to Lessee.

33. AUCTIONS. Lessee shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Lessor's prior written consent. Notwithstanding anything to the contrary in this Lease, Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

34. SIGNS. Lessee shall not place any sign upon the exterior of the Premises or the Building, except that Lessee may, with Lessor's prior written consent, install (but not on the roof) such signs as are reasonably required to advertise Lessee's own business so long as such signs are in a location designated by Lessor and comply with Applicable Requirements and the signage criteria established for the Industrial Center by Lessor. The installation of any sign on the Premises by or for Lessee shall be subject to the provisions of Paragraph 7 (Maintenance, Repairs, Utility Installation, Trade Fixtures and Alterations). Refer to Par. 59

35. TERMINATION; MERGER. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Lessor shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Lessor's failure within ten (10) days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

36.    CONSENTS.

               (a) Except for Paragraph 33 hereof (Auctions) or as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' and other consultants' fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent pertaining to this Lease or the Premises, including but not limited to consents to an assignment a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee to Lessor upon receipt of an invoice and supporting documentation therefor. In addition to the deposit described in Paragraph 12.2(e), Lessor may, as a condition to considering any such request by Lessee, require that Lessee deposit with Lessor an amount of money (in addition to the Security Deposit held under Paragraph 5) reasonably calculated by Lessor to represent the cost Lessor will incur in considering and responding to Lessee's request. Any unused portion of said deposit shall be refunded to Lessee without interest. Lessor's consent to any act, assignment of this Lease or subletting of the Premises by Lessee shall not constitute an acknowledgement that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent.

               (b) All conditions to Lessor's consent authorized by this Lease are acknowledged by Lessee as being reasonable. The failure to specify herein any particular condition to Lessor's consent shall not preclude the impositions by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given.

37.    GUARANTOR.

38. QUIET POSSESSION. Upon payment by Lessee of the rent for the Premises and the performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease.


                                                           INITIALS: HH
                                                                    -----
                                       -9-                           RHD
                                                                    -----

39.    OPTIONS.

       39.1 DEFINITION. As used in this Lease, the word "OPTION" has the following meaning: (a) the right to renew this Lease.(b) the right of first offer to lease other property of Lessor; Refer to Par. 60

       39.2 OPTIONS PERSONAL TO ORIGINAL LESSEE. Each Option granted to Lessee in this Lease is personal to the original Lessee named in Paragraph
1.1 hereof, and cannot be voluntarily or involuntarily assigned or exercised by any person or entity other than said original Lessee while the original Lessee is in full and actual possession of the Premises and without the intention of thereafter assigning or subletting. The Options, if any, herein granted to Lessee are not assignable, either as a part of an assignment of this Lease or separately or apart therefrom, and no Option may be separated from this Lease in any manner, by reservation or otherwise.

       39.3 MULTIPLE OPTIONS. In the event that Lessee has any multiple Options to extend or renew this Lease, a later option cannot be exercised unless the prior Options to extend or renew this Lease have been validly exercised.

       39.4    EFFECT OF DEFAULT ON OPTIONS.

               (a) Lessee shall have no right to exercise an Option, notwithstanding any provision in the grant of Option to the contrary: (i) during the period commencing with the giving of any notice of Default under Paragraph 13.1 and continuing until the noticed Default is cured, or (ii) during the period of time any monetary obligation due Lessor from Lessee is unpaid (without regard to whether notice thereof is given Lessee), or (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessor has given to Lessee three (3) or more notices of separate Defaults under Paragraph 13.1 during the twelve (12) month period immediately preceding the exercise of the Option, whether or not the Defaults are cured.

               (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a)

               (c) All rights of Lessee under the provisions of an Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and during the term of this Lease, (i) Lessee fails to pay to Lessor a monetary obligation of Lessee for a period of thirty (30) days after such obligation becomes due (without any necessity of Lessor to give notice thereof to Lessee), or (ii) Lessor gives to Lessee three (3) or more notices of separate Defaults under Paragraph 13.1 during any twelve (12) month period, whether or not the Defaults are cured, or (iii) if Lessee commits a Breach of this Lease.

40. RULES AND REGULATIONS. Lessee agrees that it will abide by, and keep and observe all reasonable rules and regulations ("Rules and Regulations") which Lessor may make from time to time for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order, as well as for the convenience of other occupants or tenants of the Building and the Industrial Center and their invitees.

41. SECURITY MEASURES. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42. RESERVATIONS. Lessor reserves the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights of way, utility raceways, and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights of way, utility raceways, dedications, maps and restrictions do not reasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43. PERFORMANCE UNDER PROTEST. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

44. AUTHORITY. If either Party is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. If Lessee is a corporation, trust or partnership, Lessee shall, within thirty (30) days after request by Lessor, deliver to Lessor evidence satisfactory to Lessor of such authority.

45. CONFLICT. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46. OFFER. Preparation of this Lease by either Lessor or Lessee or Lessor's agent or Lessee's agent and submission of same to Lessee or Lessor shall not be deemed an offer to lease. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

47. AMENDMENTS. This Lease may be modified only in writing, signed by the parties in interest at the time of the modification. The Parties shall amend this Lease from time to time to reflect any adjustments that are made to the Base Rent or other rent payable under this Lease. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by an institutional insurance company or pension plan Lender in connection with the obtaining of normal financing or refinancing of the property of which the Premises are a part.

48. MULTIPLE PARTIES. Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Lessor or Lessee, the obligations of such multiple parties shall be the joint and several responsibility of all persons or entities named herein as such Lessor or Lessee.

    Exhibit A - Site Plan
    Exhibit B - Floor Plan
    Exhibit C - Premises, Rent, Leasehold Improvement Recovery, Security
                Deposit and Operating Expenses
    Exhibit D - Rules and Regulations
    Exhibit E - Owner/Landlord Attornment Agreement; Agreement of
                Subordination, Non-disturbance and Attornment
    Exhibit F - Work Letter Agreement
    Exhibit G - Riders to RAJYABIOTICS Sublease with General Atomics


                                                           INITIALS: HH
                                                                    -----
                                       -10                           RHD
                                                                    -----

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

   IF THIS LEASE HAS BEEN FILLED IN, IT HAS BEEN PREPARED FOR YOUR ATTORNEY'S REVIEW AND APPROVAL. FURTHER, EXPERTS SHOULD BE CONSULTED TO EVALUATE THE CONDITION OF THE PROPERTY FOR THE POSSIBLE PRESENCE OF ASBESTOS, UNDERGROUND STORAGE TANKS OR HAZARDOUS SUBSTANCES. NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY THE REAL ESTATE BROKERS OR THEIR CONTRACTORS, AGENTS OR EMPLOYEES AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES; THE PARTIES SHALL RELY SOLELY UPON THE ADVICE OF THEIR OWN COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE. IF THE SUBJECT PROPERTY IS IN A STATE OTHER THAN CALIFORNIA, AN ATTORNEY FROM THE STATE WHERE THE PROPERTY IS LOCATED SHOULD BE CONSULTED.

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at: San Diego, California                     Executed at:  San Diego, California
           --------------------------------------                  -------------------------------------
on: July 28, 1998                                      on:
   ----------------------------------------------         ----------------------------------------------


By LESSOR:                                             By LESSEE:
           GENERAL ATOMICS                                    RAJYABIOTICS CORPORATION
-------------------------------------------------      -------------------------------------------------

-------------------------------------------------      -------------------------------------------------
By:                                                    By:
   ----------------------------------------------         ----------------------------------------------
Name Printed:                                          Name Printed:
            -------------------------------------                  -------------------------------------
Title:                                                 Title:
      -------------------------------------------            -------------------------------------------
By: /s/ Robert H. Dalry                                By: /s/ Harry Hixson
   ----------------------------------------------         ----------------------------------------------
Name Printed:  Robert H. Dalry                         Name Printed: Harry Hixson
            -------------------------------------                  -------------------------------------
Title: Director Facilities                             Title: Chief Executive Officer and Co-Founder
      -------------------------------------------            -------------------------------------------
Address: 3550 General Atomics Ct.                      Address:
        -----------------------------------------              -----------------------------------------
         San Diego, CA 92121-1194
-------------------------------------------------      -------------------------------------------------
Telephone: (619)  455-2310                             Telephone: (619)  456-5262
                  -------------------------------                        -------------------------------
Facsimile: (619)  455-4375                             Facsimile: (619)  456-5983
                  -------------------------------                        -------------------------------


BROKER:                                                BROKER:

Executed at:                                           Executed at:
           --------------------------------------                  -------------------------------------
on:                                                    on:
   ----------------------------------------------         ----------------------------------------------
By:                                                    By:
   ----------------------------------------------         ----------------------------------------------
Name Printed:                                          Name Printed:
            -------------------------------------                  -------------------------------------
Title:                                                 Title:
      -------------------------------------------            -------------------------------------------
Address:                                               Address:
        -----------------------------------------              -----------------------------------------

-------------------------------------------------      -------------------------------------------------
Telephone: (    )                                      Telephone: (    )
                  -------------------------------                        -------------------------------
Facsimile: (    )                                      Facsimile: (    )
                  -------------------------------                        -------------------------------

NOTE: These forms are often modified to meet changing requirements of law and needs of the industry. Always write or call to make sure you are utilizing the most current form: AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, 700 So. Figueroa St., M-1, Los Angeles, CA 90017. (213) 687-8777.


                                                           INITIALS: HH
                                                                    -----
                                       -11-
                                                                    -----

                                 ADDENDUM TO SUBLEASE
                                    BY AND BETWEEN
                     GENERAL ATOMICS AND RAJYABIOTICS CORPORATION
                                  DATED JULY 1, 1998

49.  ADD TO PARAGRAPH 1.1: PARTIES:

Lessor is the tenant of the ("Industrial Center") under a certain lease (the "Master Lease") with Sorrento West Properties Inc. ("Owner"). Lessor covenants, represents, and warrants that Lessor is not in default under the Master Lease, has not received any notice of termination by Master Lessor, of the Master Lease, that the execution and performance by Lessor of the terms and conditions of this Sublease will not violate any of the terms of the Master Lease, and that Lessor will not willfully commit any act or omission which would violate any term or condition of the Master Lease or cause the termination of the Master Lease during the term of this Sublease. Lessor shall indemnify, defend and hold harmless Lessee from all liability, costs, damages, claims, demands and expenses of every kind, including but not limited to attorneys' fees arising from or relating to or resulting from Lessor's failure to comply with the terms of the Master Lease or any termination thereof or of this Lease due to the default of Lessor under the Master Lease. To the extent that the Master Lease grants Lessor any discretionary right to terminate the Master Lease, whether due to casualty, condemnation, or otherwise, Lessor shall not exercise such right without Lessee's prior approval. The ATTORNMENT AGREEMENT, executed by the Owner, Lessor and Lessee, Exhibit E, is attached and made a part of this Sublease Agreement.

Lessee acknowledges that Lessor has disclosed that Allstate Life Insurance Company of New York holds a financial interest in the Industrial Center secured by a Deed of Trust on the property which requires an assignment of Borrower's interest in the Master Lease, and all Subleases, in the unlikely event that the Lender obtains rights of possession through, foreclosure, deed in lieu of foreclosure, or otherwise. By execution of this Sublease Agreement, Lessee acknowledges the Lender's position and Lessee's obligation as described in the "AGREEMENT OF SUBORDINATION, NONDISTURBANCE AND ATTORNMENT", Exhibit E, attached to and made a part of this Sublease Agreement.

As used herein, "Lease" means "Sublease", "Lessor" means "Sublessor", "Lessee" means "Sublessee", and "Sublease Agreement" means "Agreement".

50.  ADD TO PARAGRAPH 1.2b: PARKING:

Lessee shall have rights for three (3) unreserved parking spaces per 1,000 square feet of subleased space.

51.  ADD TO PARAGRAPH 2.2: CONDITION:

Subject to the foregoing warranties, the Lessee shall accept the Premises in "as-is" condition, unfurnished, as offered by the Lessor. The Lessor shall warrant, for a period not to exceed one year, heating, ventilation and air-conditioning (HVAC), electrical, and plumbing pre-existing the installation of the Lessee's improvements. The Lessee shall be responsible to obtain and administer one-year warranties for all new building structures and systems installed on behalf of the Lessee including the HVAC, electrical and plumbing and other Utility Installations. Except for the roof, windows and structural elements of the building, for which the Lessor shall warrant through the sublease term, and the one-year warranty for pre-existing installations enumerated above, the Lessee shall be responsible for all post warranty maintenance and repair of all Alterations, Utility Installations and Trade Fixtures. The Lessee shall also be responsible for roof leaks caused by penetrations installed as part of the Leasehold Improvements.

52.  ADD TO PARAGRAPH 2.3: COMPLIANCE WITH COVENANTS, RESTRICTIONS AND BUILDING
     CODE:

Lessee shall be responsible for, and shall bear all costs and expenses associated with any and all Alterations to its Premises which may be required for obtaining building permits to alter the Premises for the Lessee's use. This shall include those provisions in compliance with California Title 24 and the ADA codes as it applies to access and use by the disabled.

53.  ADD TO PARAGRAPH 2.4: ACCEPTANCE OF PREMISES:

The Lessor represent and warrants that it has no knowledge of any Reportable Use of Hazardous Materials on the Premises and will indemnify and hold harmless the Lessee against damages, liabilities, claims, judgments, liens, expenses, or penalties arising out of or involving the use of Hazardous Materials prior to the Lessee's Date of Possession.

                                                           INITIALS: HH
                                                                    -----
                                       -12-                          RHD
                                                                    -----

The Lessee shall satisfy itself with respect to the condition of the Premises related to any conditions or damages that may have been caused by prior unauthorized use of Hazardous Materials. All costs and expenses to perform an inspection and prepare reports shall be born by the Lessee and any contingency related to this issue shall be discharged prior to execution of this Agreement.

54.  ADD TO PARAGRAPH 3.1: TERM:

The Lessor shall deliver FIRST-IN Premises to the Lessee upon payment of the full Security Deposit and the execution of this Agreement. Early Possession, or Delay of Possession shall not apply to FIRST-IN Space in that start of Rent and Operating Expenses is established to occur October 1, 1998. Further, the Lessor is not responsible for the design and construction of its Leasehold Improvements.

The Lessor shall deliver to the Lessee, the ADDED Space Block no later than July 1, 1999. In the event the ADDED Space Block becomes available prior to the July 1, 1999 date, then the Parties agrees to include the ADDED Space Block as part of the Lessee's Premises under the terms and conditions of this Agreement. Early Possession shall apply to the ADDED Space Block and Rent and Operating Expenses shall start the first day of the month following delivery of the ADDED Space Block to the Lessee. Base Rent shall be at the same rate as then in effect for the Lessee's current Premises, and Operating Expenses shall be prorated in direct relation to the size of the Premises.

55.  ADD TO PARAGRAPH 7.3: UTILITY INSTALLATIONS, TRADE FIXTURES, ALTERATIONS:

55.1 The Lessor grants to the Lessee permission to install Leasehold Improvements for converting the Premises from the current Office R&D use to Biomedical Office and Laboratory use. The Lessor agrees to finance the costs of these Leasehold Improvements over the Original Term of this Agreement.

55.2 Lessee acknowledges that the Building is shared with other tenants and Alterations and Utility Installations may affect services and common spaces serving these adjoining tenants. Accordingly, Alterations, and Utility Installations made by the Lessee shall be designed by licensed Architect/Engineers and installed by licensed and insured construction or service companies all having qualified Personnel possessing the proper qualifications, training and insurance coverage needed for performing the work.

55.3 The Lessor and the current tenant occupying Suite B have an on-going need for certain building amenities to serve their Premises. Parties agree to cooperate in the design of Lessee expansions and that any cost for Alterations that may be required to maintain the multi-tenant use.

56.  ADD TO PARAGRAPH 7.4: OWNERSHIP, REMOVAL, SURRENDER, AND RESTORATION:

56.1 Installation of Lessee's Trade Fixtures and furnishings, or those items of property considered removable upon termination of Tenancy, shall be designed for ease of removal. The Lessor shall not encumber the ownership by lien or other obligation and agrees to execute any reasonable documents acknowledging said ownership rights and granting the authorization to remove the property under certain Lessee defaults of Sublease terms. Upon request of Lessee, Lessor shall execute and deliver any consent or waiver forms reasonably requested by any of Lessee's vendors, equipment lessors, chattel mortgagees, or holders or owners of any trade fixtures, signs, equipment, furniture, or other personal property of any kind and description kept or installed on the Premises (singly and/or collectively, "Equipment Lessors") setting forth that Lessor waives, in favor of said Equipment Lessor any superior lien, claim, interest or other right therein. Subject to the Terms of this Agreement Paragraph 7.4(c), Lessor shall further acknowledge that property covered by the consent or waiver forms is personal property and that such property may be removed from the Premises by said Equipment Lessor at any time upon default in the terms of such chattel mortgage or other similar documents, free and clear of any claim or lien of Lessor. Lessee shall pay reasonable rent for use of the Premises and upon removal of said equipment promptly repair any damage caused by the removal of such property.

56.2 The Lessor shall have the option to file a Notice of Non-Responsibility for protection of the Lessor and Property Owner against mechanics Liens for non payment of labor, materials and services authorized by the Lessee at the Premises. The Lessee represents and warrants that no contract services have been engaged to date that may result in a lien against the property.

56.3 Leasehold Improvements installed by the Lessee, and financed by the Lessor, shall be the property of the Lessor and any additional Alterations, removal, or change of use, shall be approved by the Lessor, whose consent shall not be unreasonably withheld.

57.  ADD TO PARAGRAPH 11: UTILITIES:

Lessee acknowledges that the Building is a multi-tenant building having certain shared Utility Services including house power, water and sewer and shall pay its prorata share of these Common Area Utilities.

                                                           INITIALS: HH
                                                                    -----
                                       -13-                          RHD
                                                                    -----

58.    ADD TO PARAGRAPH 22: NO PRIOR OR OTHER AGREEMENTS; BROKER DISCLAIMER:

The Parties represent and warrant that no agreement exists for the purchase, lease or rental of said furnishings at the time this Sublease Agreement is executed, and that any agreement made by the Parties shall be in writing executed by the parties to this Sublease Agreement.

59.    ADD TO PARAGRAPH 34: SIGNS:

The Lessee agrees that any Lessee corporate signage mounted external to the Building shall be placed in the Landscaping area near the main entrance to Suite A, and the design and appearance shall be consistent with signage for the Lessor's Buildings #3 and #6 on Dunhill Street.

60.    ADD TO PARAGRAPH 39: OPTIONS:

60.1 The Lessor hereby grants to the Lessee the OPTION TO TERMINATE this Agreement for part or all of the Premises at any time thirty-six (36) months after the Commencement Date under the following terms and conditions:

       (a)  This Option shall be limited to two separate Space Blocks (Suite
       A and Suite B) returned by the Lessee in a configuration that affords the Lessor the opportunity to lease to third parties.

       (b) The Lessee shall give the Lessor nine months advanced written notice.

       (c) The Lessee shall pay the Lessor a lump sum amount equivalent to the unamortized costs of Leasehold Improvements and unamortized Brokerage Commissions.

       (d) The unamortized Leasehold Improvements and Commissions shall be calculated based on a blended or square foot prorata basis.

       (e) Reduction of Rent and Operating Expenses shall be determined on a prorata square foot basis.

       (f) This Option to Terminate shall apply only to the Original Term of this Agreement.

       (g)  The terms of Paragraph 7.4 of this Agreement shall apply.

60.2 Subject to Paragraph 39, the Lessor hereby grants to the Lessee the RIGHT-OF-FIRST-OFFER OPTION to sublease part or all of the ROFO Space (Exhibit B) under the following terms and conditions:

       (a) If Lessor desires to offer ROFO space for sublease, Lessor shall deliver a written notice to the Lessee of the Lessor's intent to sublease.

       (b) Use of the ROFO Space by a Lessor's Affiliate shall not be construed as the Lessor's intent to Sublease ROFO Space.

       (c) ROFO shall apply to the Original and Option Terms of the Sublease and shall be added under the same Terms and Conditions as then in effect for the Lessee's current space under sublease.

       (d) The Lessee shall have ten (10) business days, starting the day of written notice from the Lessor, to execute or waive the ROFO.

       (e) If the Lessee fails to execute or waive its rights for such an offer, then Lessor shall be allowed to lease said space to other third parties.

       (f) If the Lessee fails to respond within the given period, Lessor shall interpret Lessee's lack of response as the Lessee's waiver of its rights to sublease, and the rights shall terminate for the time remaining on the Sublease Term.

       (g) The right to expand shall be granted only after Lessor's review of Lessee's financial statement to establish Lessor's satisfaction that Lessee has the ability to pay Rent and Operating Expenses for subleasing the ROFO Space.

                                                           INITIALS: HH
                                                                    -----
                                       -14-                          RHD
                                                                    -----

60.3 Subject to Paragraph 39, the Lessor hereby grants to the Lessee the OPTION TO RENEW this Agreement by two separate renewals under the following terms and conditions:

       (a) Renewals shall comprise one three-year term, and one two-year term, in the order stated.

       (b) For the three-year renewal term, Base Rent shall be established at one hundred percent (100%) the prevailing market rate for lease of comparable buildings.

       (c) For the three-year renewal term, annual increases shall be established at time of renewal to agree with the annual increases then in effect for comparable buildings and use.

       (d) Operating expenses shall be prorated the same as for the Sublease Original Term.

       (e) For the two-year renewal term, Base Rent shall be established by using the Base Rent in effect the month prior to start of the second Renewal term increased by annual adjustments then in effect for comparable buildings of similar use.


                                                           INITIALS: HH
                                                                    -----
                                       -15-                          RHD
                                                                    -----

THE IDEAL LOCATION

Sorrento West is strategically located just off U.S. Interstate 5 at 805, the major North/South highways that provide easy access to the West's major markets. All major delivery firms provide regular service. San Diego's port facilities and international airport are only 15 minutes away.

                                    [GRAPHIC]

DIRECTIONS

[GRAPHIC]

FROM SAN DIEGO: Take the Sorrento Valley exit off Interstate 5 (north). Turn left on Roselle Street. Pass under Interstate 5 and follow Roselle to Sorrento West site.

                                       OR

Take the Sorrento Valley Exit off Interstate 805 (north). Turn left on Sorrento Valley Road. Follow Sorrento Valley Road to intersection with Sorrento Valley Blvd, turn left over railroad tracks and bridge spanning flood control channel. Turn right onto Roselle Street and follow Roselle north to Sorrento West site. Approximately 1 block.

FROM LOS ANGELES: Take Carmel Valley Road exit off Interstate 5 (south). Turn right onto Carmel Valley Road and then left onto Sorrento Valley Road. Follow Sorrento Valley Road to intersection with Sorrento Valley Boulevard, turn right over railroad tracks and bridge spanning flood control channel, turn right onto Roselle Street and follow Roselle to Sorrento West site.

RajyaBioLse.                     Exhibit A                 Initials: HH
July 1, 1998                    Page 1 of 1                         -----
                                                                     RHD
                                                                    -----

                                     [MAP]




RajyaBioLse.                        Exhibit B              Initials: HH
July 1, 1998                       Page 1 of 1                      -----
                                                                     RHD
                                                                    -----

                  PREMISES, RENT, LEASEHOLD IMPROVEMENT RECOVERY
               SECURITY DEPOSIT, OPERATING EXPENSES AND COMMISSIONS

PREMISES: The Building comprises three separate space blocks; "FIRST-IN", "ADDED" AND "ROFO". The Building is currently demised into two separate addresses, Suits, A and B. The Lessee's FIRST-IN Space Block is located in Suite A. The Lessor currently occupies a portion of both Suites, that space block more specifically identified on Exhibit B as ROFO. A current Tenant subleases the remaining portion of building Suite B.

                   SPACE BLOCK DESIGNATION           SIZE (SF)
                   -----------------------           ---------
                      FIRST-IN                          6,611
                      ADDED                             2,826
                      ROFO                              6,016
                                                       ------
                      BUILDING TOTAL                   15,453

RENT/LEASEHOLD IMPROVEMENT RECOVERY:

Rent shall be categorized into three separate elements; Base Rent, Operating Expenses and Leasehold Improvement Recovery. The Rental Rate for FIRST-IN Space shall start at $0.82 per square foot per month and shall be adjusted annually by a four percent (4%) increase. Operating Expenses shall be prorated in accordance with terms of this Agreement; Leasehold Improvement Recovery shall be paid in sixty (60) equal payments calculated as described in the following paragraph.

The following table summarizes the total monthly payments, (excluding Operating Expenses) based on the maximum leasehold financing obligated by the Lessor. The Lessor agrees to finance FIRST-IN Leasehold Improvements in an amount not to exceed $65 per improved square foot, with the Principal to be amortized over five years at an interest rate of 11% per annum. Leasehold monthly payments shall be set to start October 1998 and continue through September 2003. In the event that final billing is not available to calculate the monthly leasehold payment schedule at the start of Term (October 1, 1998), then the Lessor shall have the option to charge daily interest for use of funds reimbursed to the Lessee by the Lessor.

                          MONTHLY PAYMENT SCHEDULE FOR FIRST-IN SPACE
     ---------------------------------------------------------------------------------
                         BASE RENT     LH RATE
     LEASE     SPACE     RATE PER      $65/SF/MO    TOTAL     BASE    L'HOLD   TOTAL
     YEAR      BLOCK     SF/MO         @11.0%       RATE      RENT    PAYM'T   PAYMENT
     -----     -----     ---------     ---------    -----     ----    ------   -------
     One       6,611     $0.82         $1.4133     $2.233     $5,421  $9,343  $14,764
     Two       6,611     $0.8528       $1.4133     $2.266     $5,638  $9,343  $14,981
     Three     6,611     $0.8869       $1.4133     $2.300     $5,863  $9,343  $15,206
     Four      6,611     $0.9224       $1.4133     $2.336     $6,098  $9,343  $15,441
     Five      6,611     $0.9593       $1.4133     $2.373     $6,342  $9,343  $15,685

Once the Final Leasehold Improvement Costs are determined, and corroborated by both parties, Parties agree to execute a Sublease Amendment that memorializes the Leasehold Improvement Cost Recovery Schedule, adjusts the security deposit, and establishes the fact that the Lessor has fulfilled its obligations stipulated in the Workletter Agreement, Exhibit F.

Provided that the Lessee is not in default of this Agreement, the Lessor agrees to finance Leasehold Improvements for the ADDED Space Block under the same terms and conditions for the FIRST-IN Leasehold Improvements, except that the cost for the ADDED Space Block Improvements will be amortized over the period remaining on the FIRST-IN Leasehold Payment Recovery Schedule. The Lessor shall have the option to combine the outstanding balance due for FIRST-IN and ADDED into one payment schedule, or to maintain separate payment schedules for the two improvement phases.


                                                         Initials: HH
                                                                  -----
RajyaBioLse                        Exhibit C                       RHD
July 1, 1998                      Page 1 of 2                     -----

SECURITY DEPOSIT:

Upon execution of this Agreement, the Lessee shall pay the Lessor a Security Deposit in the amount equivalent to one month's Rent and two month's Operating Expenses determined as follows:

                                  SECURITY DEPOSIT SUMMARY
                    --------------------------------------------------
                    SECURITY      SPACE        RATE             AMOUNT
                    --------      -----        ----             ------
                    Base Rent     6,611        $0.82            $ 5,421
                    NNN           6,611        $0.17 x 2 mo.    $ 2,248
                    Leasehold     6,611        $65/sf,11%,5yr   $ 9,343
                                                                -------
                    TOTAL SECURITY REQUIRED:                    $17,012
                    Prepaid:                                    $12,000
                                                                -------
                    BALANCE:                                    $ 5,012

On each anniversary of this Sublease, or the first of the month following an expansion of the Premises, (or increase in leasehold financing), the Lessee shall pay an added Security Deposit in an amount as determined to service payment of Monthly Rent, Operating Expenses and Leasehold Improvement Payment.

OPERATING EXPENSES:

The Lessee shall pay its prorata share of Operating Expenses through the entire Sublease Term, including renewals, in direct relation to the size of the Premises. The following table shows the Lessee's prorata share based on the FIRST-IN Space Block size of 6,611sf.

                 BUILDING            SIZE           LESSEE PRORATA SHARE
                 NUMBER             SQ. FT.         FIRST-IN SPACE BLOCK
                 --------           -------         --------------------
                 3                  20,817            N/A
                 4                  28,354            N/A
                 5                  29,895            N/A
                 6                  24,113            N/A
                 7                  15,453            42.78%(Building)
                                   -------
                 TOTAL             118,632            5.7%(PARK)

COMMISSIONS:

Upon execution of this Agreement and within thirty days after receipt of a commission statement, the Lessor shall pay the Lessor's Broker (CBRE) identified in Paragraph 1.10(a) a commission of $21,140.64. The Lessor shall not be responsible for payment of commissions based on the Leasehold Improvement Payment nor for any term renewal or extension. For ADDED and ROFO expansions, the Lessor agrees to pay Lessee's Broker (IHGp) an amount determined by using a three percent 3% commission, the size of the expansion, and the period remaining on the Sublease Original Term.

                                    COMMISSION SCHEDULE
          ----------------------------------------------------------------------
                                             RENT                 BROKERAGE
          SPACE     APPROX.     LEASE   ---------------   COMM.  ---------------
          BLOCK      SIZE       YEAR    MONTHLY ANNUAL    RATE   FEE        OWED
          -----     -------     -----   ---------------   ----   ----       ----
          FIRST-IN  6,611       One     $5,421 $ 65,052   6%     $ 3,903.12 CBRE
          FIRST-IN  6,611       Two     $5,638 $ 67,656   6%     $ 4,059.36 CBRE
          FIRST-IN  6,611       Three   $5,863 $ 70,356   6%     $ 4,221.36 CBRE
          FIRST-IN  6,611       Four    $6,098 $ 73,176   6%     $ 4,390.56 CBRE
          FIRST-IN  6,611       Five    $6,342 $ 76,104   6%     $ 4,566.24 CBRE
          Total                                $352,344   6%     $21,140.64 CBRE

          ----------------------------------------------------------------------
          ADDED     2,826       TBD     TBD    TBD        3%     TBD        IHGp
          ROFO      TBD         TBD     TBD    TBD        3%     TBD        IHGp
          OPTIONS   TBD         TBD     TBD    TBD        0%     Zero       None



                                                         Initials: HH
                                                                  -----
                                                                   RHD
                                  Page 2 of 2                     -----

                      GENERAL ATOMICS RULES & REGULATIONS
                    ATTACHED AND MADE A PART OF THIS LEASE

1. Lessor agrees that Lessee is entitled to, and shall have the quiet enjoyment of the Premises described in the Sublease.

2. During the term of the Sublease, Lessee shall provide Lessor the names and home telephone numbers of two Lessee employees that can be contacted by the Lessor for emergencies during Lessee's non-business hours.

3. Lessor shall provide Lessee a minimum 24-hour advanced notice of any inspection by the Lessor, Owner, Lender, insurance carriers and respective agents.

4. During the warranty period, Lessee shall give Lessor prompt notice of any accidents to or defects in the water pipes, gas pipes, electric system, lights and fixtures, heating and cooling apparatus or any other service equipment.

5. Any service piping, ducts, electric conduits, telephone wiring and antennas exterior to the Building, or boring, cutting of exterior walls, floor or roof shall not be permitted, except with the written consent of Lessor.

6. Lessee's identification sign(s) shall be subject to prior approval by Lessor. Guidelines for Building exterior signage is available from the Lessor upon request.

7. Lessee shall not install blinds, shades, awnings or other form of inside or outside window covering, or window ventilators, or similar devices without the prior written consent of Lessor.

8. Lessee shall maintain Premises in a clean and safe condition. Trash shall be placed in appropriate disposal containers at locations designated by Lessor for pick-up and disposal by a serve contractor of the Lessor.

9. Lessee and Lessee's employees shall not obstruct the sidewalks, driveways, or other common areas and shall use the same only as a means of passage, access and parking; all materials, fixtures, furnishings and equipment shall be stored inside the Building. Outside storage at the Premises is prohibited.

10. The water closets, urinals and other plumbing shall be used for the purpose for which they were constructed and no rubbish, newspapers or other substances of any kind shall be thrown into them. Lessee shall not mark, install screws or drill into, or in any way deface the exterior walls, stone, metal work, doors and windows of the Building.

11. Lessee and Lessee's agent and employees shall not play any musical instrument, including radio and television, in a loud or objectionable manner, or make or permit any improper noises in the Building, or interfere in any way with other Industrial Center Tenants or those having business with them.

12. Lessee shall not conduct any auction, or sell goods, wares or merchandise on the Premises.

13. Lessor will not be responsible for loss of or damage to any fixtures, furnishings or personal property from any cause.

14. Although Lessor may have given Lessee approval to use the name of the Industrial Center in connection with any business on the property, Lessor shall have the right to prohibit any advertising by any agent which in Lessor's opinion, tends to impair the reputation of the Building or its desirability as a Building for offices and laboratories, and upon written notice from Lessor, Lessee shall refrain from or discontinue such advertising.

15. No cooking shall be done or permitted by Lessee on the Premises, except in areas specifically designed for the purpose, without the consent of Lessor, nor shall the Premises be used for the storage of merchandise, for washing clothes, for keeping of pets, for lodging or for any improper, objectionable or immoral purposes.

16. Lessee shall not disturb, solicit or canvass any occupant of the Industrial Center and shall cooperate to prevent same.

17. From time to time it may become advantageous to make amendments to this list which are in the best interests of both Lessor and Lessee and which are not inconsistent with the Sublease. Lessor reserves the right to make such amendments by giving notice to Lessee.


RajyaBioLse.                        Exhibit D             Initials: HH
July 1, 1998                       Page 1 of 1                     -----
                                                                    RHD
                                                                   -----

                               ATTORNMENT AGREEMENT
                                   LAND CONSENT


     SORRENTO WEST PROPERTIES, INC. ("SWP") is the owner of those premises at 3510 Dunhill Street, San Diego, California ("Premises"), leased by SWP to GENERAL ATOMICS ("GA") by a written Amended and Restated Net Lease dated March 1, 1991 ("Master Lease"). The Master Lease is in full force and effect and GA is not in default. GA, as the tenant under the Master Lease, will lease the Premises to RAJYABIOTICS, INC. ("RBI") by a written lease dated July 1, 1998 ("Sublease"). SWP hereby consents to the Sublease dated July 1, 1998.

     RBI agrees that in the event of termination of the Master Lease, RBI shall attorn to SWP as the Lessor. In the event SWP notifies RBI in writing that GA is in default of the Master Lease and instructs RBI to make all lease payments directly to SWP, RBI agrees to follow such instructions. SWP shall indemnify and hold RBI harmless against any actions by GA in following such instructions.

     SWP and GA each agree that they will recognize the Sublease provided RBI is not in default of such Sublease.

     Executed as of July 20, 1998.


GENERAL ATOMICS                         SORRENTO WEST PROPERTIES, INC.


By: /s/ Max D. Kemp                     By: /s/ John E. Jones
    ------------------------------          ---------------------------------
    Max D. Kemp                             John E. Jones
    Sr. Vice President                      Secretary and Treasurer


RAJYABIOTICS, INC.


By:  /s/ Harry Hixson
    ------------------------------
Name:    Harry Hixson
      ----------------------------
Title:   Chairman & CEO
       ---------------------------







                                   Exhibit E
                                  Page 1A of 6

                            CONSENT OF MASTER LESSOR


     SORRENTO WEST PROPERTIES, INC., "Master Lessor" under the Master Lease identified in that certain Sublease dated for reference purposes July 1, 1998, to which this Consent is attached, hereby consents to said Sublease. This Consent shall not be deemed to relieve Sublessor, as Tenant under the Master Lease, from any obligation or liability thereunder, nor shall this Consent be deemed Master Lessor's consent to any further subletting or assignment.


MASTER LESSOR:


SORRENTO WEST PROPERTIES, INC.


By:  /s/ John E. Jones
    ------------------------------
Name:    John E. Jones
      ----------------------------
Title:   Secretary and Treasurer
       ---------------------------
Date:    July 20, 1998
      ----------------------------







                                  Page 1B of 6

RECORDING REQUESTED BY AND        )

WHEN RECORDED RETURN TO:          )

PILLSBURY MADISON & SUTRO         )
101 WEST BROADWAY, STE. 1800      )
SAN DIEGO, CA 92101               )
ATTN: ANGELA M. YATES, ESQ.       )
--------------------------------------------------------------------------------
                                                (SPACE ABOVE FOR RECORDER'S USE)

                           AGREEMENT OF SUBORDINATION,
                          NONDISTURBANCE AND ATTORNMENT

     NOTICE: THIS SUBORDINATION AGREEMENT RESULTS IN THE LEASEHOLD ESTATE IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF SOME OTHER OR LATER SECURITY INSTRUMENT.

     THIS AGREEMENT OF SUBORDINATION, NON DISTURBANCE AND ATTORNMENT ("AGREEMENT") IS DATED THE _______________ DAY OF DECEMBER, 1991, BETWEEN ALLSTATE LIFE INSURANCE COMPANY OF NEW YORK ("LENDER") AND _______________ ______________________________, A ____________________ ("SUBTENANT")

                               RECITALS

     A. Sorrento West Properties, Inc., a Delaware corporation ("Borrower") and General Atomics, a California corporation ("GA") are the landlord and tenant, respectively, under that certain Net Lease dated as of December 17, 1987 by and between Genesee Properties, Inc., a Wyoming corporation and GA (formerly known as "GA Technologies, Inc."), (the "Master Lease").

     B. Subtenant has executed that certain lease dated ___________, 19__ (the "Sublease") with GA, as lessor or sublessor ("Landlord"), covering the premises (the "Premises") in that certain building located at ______________, San Diego, California (the "Property"); and

     C. Lender has made or has agreed to make a mortgage loan to Borrower secured by a deed of trust on the Property which includes an assignment of Borrower's interest in the Master Lease and all subleases (the "Mortgage"); and

     D. The parties hereto desire to confirm their understanding with respect to the Sublease and the Mortgage.

     NOW, THEREFORE, in consideration of the covenants, terms, conditions and agreements contained herein, the parties hereto agree as follows:

                                                         Initials: HH
                                                                  -----
RajyaBioLse.                       Exhibit E                       RHD
July 1, 1998                      Page 2 of 6                     -----

     1. The Sublease and the Master Lease are and shall continue to be unconditionally subject and subordinate in all respects to the Mortgage and the lien created thereby, and to any advancements made thereunder, and to any consolidation, extensions, modifications or renewals thereof.

     2. Subtenant agrees to give Lender a copy of any notice of default served on the Landlord by certified mail, return receipt requested, with postage prepaid, at Allstate Plaza West J2A, 3100 Sanders Road, Northbrook, Illinois 60062, Attn: Commercial Mortgage Division. If Landlord fails to cure such default within the time provided in the Sublease, Lender shall have the right, but not the obligation to cure such default on behalf of Landlord within thirty (30) calendar days after the time provided for in the Sublease or within a reasonable period if such default cannot be cured within that time and Lender is proceeding with due diligence to cure such default. In such event Subtenant shall not terminate the Sublease while such remedies are being diligently pursued by Lender. Further, Subtenant shall not, as to Lender, require cure of any such default which is not susceptible of cure by Lender.

     3. So long as Subtenant is not in default under the Sublease, Subtenant's possession and occupancy of the Premises shall not be disturbed by Lender during the term of the Sublease or any extension thereof, subject to the terms of Section 4 below.

     4. If Lender obtains the right to possession of the Premises or if the Borrower's interest in the Property is transferred to Lender by foreclosure, deed in lieu of foreclosure, or otherwise, then the Master Lease and the Sublease shall be deemed automatically terminated, regardless of any contrary provisions of the Master Lease or the Sublease. However, Lender and Subtenant agree that, simultaneously with such termination, this Agreement will be deemed to constitute a new lease on terms identical to those in the Sublease, except for the identity of the Landlord. All terms and conditions of the Sublease are incorporated herein by this reference as is set forth in full. The provisions of this Paragraph 4 are intended to be self-effectuating.

     5. If Lender succeeds to Landlord's interest under the Sublease, Lender shall not be:

         (a) liable for any act or omission of Landlord, Borrower or any prior landlord; or

         (b) subject to any offsets or defenses which Subtenant might have against Landlord, Borrower or any prior landlord; or

         (c) required or obligated to credit Subtenant with any rent or additional rent for any rental period beyond the then current month which Subtenant might have paid Landlord, Borrower or any prior landlord; or

         (d) bound by any amendments or modifications of the Sublease made without Lender's consent, other than exercise of rights, options or elections contained in the Sublease, including without limitation options to extend the term of the Sublease; or




                                                         Initials: HH
                                                                  -----
                                                                   RHD
                                 Page 3 of 6                      -----

         (e) liable for the return of any security deposit unless such security deposit shall have been actually received by Lender. In the event of receipt of any such security deposit, Lender's obligations with respect thereto shall be limited to the amount of such security deposit actually received by Lender, and Lender shall be entitled to all rights, privileges and benefits of Landlord set forth in the Sublease with respect thereto.

     6.  Subtenant declares, agrees and acknowledges that:

         (a) Lender is not obligated to determine whether its loan proceeds are used for the purposes provided for in its loan agreement. If the Borrower uses or applies the loan proceeds for purposes other than those permitted in its loan agreement, that will not affect the subordination herein; and

         (b) Subtenant intentionally and unconditionally waives, subjects and subordinates the Sublease and the leasehold estate created by the Sublease in favor of the lien of the Mortgage. Subtenant acknowledges that Lender is relying upon this waiver, subjection and subordination in making a loan to Borrower and that loan would not be made without this waiver, subjection and subordination.

     7. The provisions of this Agreement shall be binding upon and inure to the benefit of Lender and Subtenant and their respective successors and assigns. Furthermore, the provisions of this Agreement shall be binding upon any guarantor of Subtenant's obligations under the Sublease. The words "Lender," "Landlord" and "Subtenant" shall include their respective heirs, legatees, executors, administrators, beneficiaries, successors and assigns. This Agreement shall be governed by the laws of the State of California.

     8. Any notices to Subtenant hereunder shall be effective upon mailing notice to Subtenant by certified mail, return receipt requested, with postage prepaid, at the address set forth in the Sublease or at such other address as the Subtenant may designate in writing to Lender at the address set forth in paragraph 2.

                                                         Initials: HH
                                                                  -----
                                                                   RHD
                                  Page 4 of 6                     -----

     9. This Agreement contains the entire agreement between the parties and no modifications shall be binding upon any party hereto unless set forth in a document duly executed by or on behalf of such party.

    10. The Agreement may be executed in multiple counterparts, all of which shall be deemed originals and with the same effect as if all parties had signed the same document. All of such counterparts shall be construed together and shall constitute one instrument.

    11. Subtenant will, within ten days after Lender's request, execute, acknowledge, deliver and furnish such documents or take such further action as Lender may deem necessary or desirable to evidence this Agreement as a direct lease between Lender and Subtenant, upon the occurrence of the events described in Paragraph 4 above, or to otherwise carry out the terms of this Agreement.

     NOTICE: THIS SUBORDINATION AGREEMENT CONTAINS A PROVISION WHICH MAY ALLOW THE PARTIES AGAINST WHOM YOU CLAIM AN EQUITABLE INTEREST IN REAL PROPERTY TO OBTAIN A LOAN A PORTION OF WHICH MAY BE EXPENDED FOR PURPOSES OTHER THAN IMPROVEMENT OF THE LAND.

     IN WITNESS WHEREOF, THE PARTIES HERETO HAVE EXECUTED THIS AGREEMENT AS OF THE DAY AND YEAR FIRST ABOVE WRITTEN.

LENDER:                          SUBTENANT:
-------                          ----------

ALLSTATE LIFE INSURANCE          ________________________________
COMPANY OF NEW YORK


                                                         Initials: HH
                                                                  -----
                                                                   RHD
                                  Page 5 of 6                     -----

     We consent to the terms and conditions of the above Agreement and acknowledge and agree that, upon the occurrence of any of the events described in Paragraph 4 of this Agreement, we shall have no right, title or interest in and to any rents or other payments payable to Lender by Subtenant, accruing after the date of termination.

LANDLORD:                           BORROWER:
---------                           ---------

GENERAL ATOMICS,                    SORRENTO WEST PROPERTIES, INC.
A CALIFORNIA CORPORATION            A DELAWARE CORPORATION

BY:                                 BY:
   ----------------------------        ----------------------------------

NAME:                               NAME:
     --------------------------          --------------------------------

TITLE:                              TITLE:
      -------------------------           -------------------------------


                                                         Initials: HH
                                                                  -----
                                                                   RHD
                                  Page 6 of 6                     -----

                             WORK LETTER AGREEMENT

In consideration of the terms and conditions of the Sublease Agreement by and between General Atomics ("GA"), Lessor, and RajyaBiotics Corporation, Lessee, dated, July 1, 1998, the parties hereby agree to the terms specified in this Work Letter Agreement. The Work Letter Agreement is written to complement the Form Sublease and its Addenda; it expands and elaborates on the Sublease and its Addenda. While no conflict between this Exhibit and Sublease is intended, in the event of conflict, the Sublease shall control.

                               I. BASE BUILDING

The Lessor will deliver Building 7 Premises in "as-is" condition, unfurnished, and generally configured as shown on the Floor Plan, Exhibit B. The Lessee will make all necessary Alterations for its use of the Premises, including the upgrade of Toilet Rooms, access corridors and door passage for ADA accessability. The Parties agree to use existing interior improvements to the extent practical and economical.

                      II BUILDING COMMON AREA IMPROVEMENTS

ROOF: Concurrent with installation of Leasehold Improvements, the Lessor will replace the building soft roof and install curbs to support the existing mechanical equipment. The Lessor will install walking pads to the existing equipment and will modify the existing equipment ducting, electrical and piping as necessary to serve curb mounted mechanical equipment. The Lessee will install roof curbs and access walking pads for all new mechanical installations as part of its Leasehold Improvements.

                              III BUILDING SYSTEMS

MECHANICAL: The Building space conditioning is provided by roof mounted packaged units. The boundaries of the space conditioning zones are not exactly congruent with the boundaries of the proposed Premises. The Parties agree that the Leasehold Improvements will reconfigure the space conditioning zones in a manner that will not deprive current ventilation to the ADDED and ROFO Space Blocks ("Remainder Space") and will connect equipment to the appropriate metered electrical distribution buss.

ELECTRICAL: The building is powered from one service entrance with consumption measured by three separate Utility meters, one for the Common Area house power, and one each for Suite A and Suite B. The Parties agree that the Leasehold Improvements will make provisions for a fourth meter and will reconfigure the distribution system in a manner that the Lessor's ROFO Space usage can be metered either for direct billing the Utility Service Company, or by a private meter from which consumption can be measured and provide for monthly reimbursement by the Lessor to the Lessee. Further, if the Lessee's consumption exceeds the Lessee's prorata share of the available connected building service, then provisions will be made by the Leasehold Improvements to supplement the Building electrical service.

FIRE PROTECTION: The building is currently fitted with a smoke detection and alarm system connected to the Lessor's central alarm station. Parties agree that the Leasehold Improvements will make provisions for separating the Lessee's area from the Remainder Space such that the Lessee's Premises are connected to a private commercial alarm service of the Lessee's choice, and the Remainder Space continues to be served by the Lessor's system. Parties agree that if a sprinkler system is required as a condition of obtaining permits for the Lessee's planned use, then the Leasehold Improvements will make provisions for installing the sprinkler system.

TELECOMMUNICATIONS: The ROFO Space Block is served by the Lessor's private telephone system via connection to the Lessor's Building 6, located adjacent to Building 7. The Lessee's Premises and the Suite B Tenant is served via a service entrance in the Building electrical utility room. The Parties agree that Leasehold Improvements will make provisions for the Lessee's connection and access to service of the Lessee's choice using the service available in the electrical utility room.

TOILET ROOM ACCESS: Two sets of toilet room facilities currently exist in the Building, one set each for Suites A and B. The Lessor plans to share east toilet room facilities with the Suite B Tenant until the time when the Lessee takes Possession of the ADDED Space Block. If the Lessee's space plan dictates removing the Suite B toilet room facilities, then the Lessee agrees that the Leasehold Improvements make provisions for replacement of one toilet room to serve the ROFO Space Block. Further, this serves notice facilities be restored upon surrender of the ADDED Space Block.

RayjaBioLes.                     Exhibit F             Initials: HH
July 1, 1998                    Page 1 of 4                     -----
                                                                 RHD
                                                                -----

                           IV. LEASEHOLD IMPROVEMENTS

The Lessee will be responsible for design and construction of the Leasehold Improvements to change the Premises for the Lessee's specific use. The Lessor financing will be provided for those improvements that are of value to the realty and can be later used by other tenants. Costs for design, purchase, and installation of the Lesseee's Trade Fixtures is excluded from the Lessor's financing. Lessor allowable reimbursable costs and expenses are as follows:

1. Costs and expenses required for preparing leasehold improvement working drawings and specifications, for reproducing design documents and for permit processing.

2. Assessments for permits and fees needed to construct the leasehold improvements.

3. Installation of structures, walls, insulation, ceilings, doorways, and those building features needed to provide working space in the laboratory and administrative space.

4. Installation of mechanical, plumbing and services to support laboratory and administrative areas. This includes heating, ventilation, air conditioning, exhaust systems; distribution piping for compressed air, deionized water, specialty gases, potable water, sewer and natural gas. In those cases where services interface with the Lessee Trade Fixtures, Leasehold Improvements will provide for specified services installed to a convenient point of connection such as valves above ceiling or at rough-in locations, as designated on the working drawings and specifications.

5. Installation of electrical equipment and services to distribute commercial electrical or standby electric power to laboratory equipment, lighting; wiring and connections for standard communications, special data communications, standard life safety, fire detection and alarm, and process or security alarms. In cases where sevices interface directly with the Lessee Trade Fixtures, the Leasehold Improvements will provide for specified services installed to a convenient point of connection such as wall outlets, above ceiling junction box, or at a disconnect device, such as a fused swicth as designated on the working drawings and specifications.

6. Installation of doors, door hardware, suspended ceilings, electrical trim, mechanical trim, floor covering and painting.

7.     Installation of parking lot features related to ADA codes.

8.     Special inspections required as a condition of the building permits.

The LESSEE will be responsible for the following:

A.     Selecting design consultants for preparation of construction documents.

B. Coordinating collection of as-built information, design and preparation of construction documents.

C.     Making application to the City for building permits.

D.     Obtaining Lessor's consent of bidders selected and award of contracts.

E. Soliciting bids and awarding contracts for installation of Leasehold Improvements.

F.     Performing or overseeing the Building Improvements.

G. Payment of design consultants and contractors that provide labor, materials and services.

H. Preparation and maintenance of cost accounting for Project expenditures.

I.     Submittals to the Lessor for Leasehold Improvement reimbursement.

J. Payment of costs and expenses in excess of the $65 per square foot Leasehold Improvement commitment.


                                                           INITIALS: HH
                              Page 2 of 4                           -----
                                                                     RHD
                                                                    -----

The LESSOR will be responsible for the following at no added fee or charge to the Leasehold Improvement Project:

K. At its own discretion, Lessor may file a "Notice of Non-Responsibility" giving notice to all material suppliers and contractors that the Lessor is not responsible for payment of contracted services.

L. Assist the design team with definition of building interfaces and existing site conditions.

M. Perform a design review of the construction documents to ascertain that the design is consistent with this Agreement, and that the improvements meet the guidelines for the Leasehold Improvement financing.

N. Perform routine inspections at the construction site to confirm that the installations are in accordance with the plans and adequate construction quality standards are being maintained.

O. Perform routine inspections to ascertain construction progress supports the reimbursement payments being requested by the Lessee.

P. Reimburse the Lessee based on submittals requesting payment for design, permits, construction and inspections.

Q. Maintain an accounting of reimbursements to the Lessee and Prepare a Leasehold Improvement Payment Schedule.

R. Prepare a Sublease Amendment to memorialize the Leasehold Improvement Payment Schedule and other minor changes deemed.

The following guidelines will apply Lessor Reimbursement of Lessee's payment for Leasehold Improvements:

S. The Lessee will require bidders submit quotes in a CSI format that can be used for cost control and reimbursement verification during the Leasehold Improvement Project.

T. The Lessee will provide the Lessor sufficient backup information showing verification of payment with supporting information. Supporting information will include a summary of the cost to complete, and verification of payment by the Lessee accompanied by conditional or unconditional mechanics lien releases executed by the performing contractor(s).

U. Any request for reimbursement for progress payments (payments for less than 100% completion) will be supported with a project completion summary showing percentage completed for those services for which reimbursements is being requested. Cost summaries will be submitted in the form that designates the different scopes of work, respective performing contractor(s) and services rendered.

V. Upon Substantial Completion of the Leasehold Improvements, or that date on which a walk-through inspection will be conducted, Parties will develop a punch-list of items needing correction or additional work. Punch-list corrections will be completed within 30 days and prior to final leasehold improvement reimbursement payment by the Lessor.

                      V. TENANT FIXTURES, EQUIPMENT AND SERVICES

The Lessor will not finance Tenant fixtures that are subject to removal by the Lessee at end of lease term, or those improvements considered of no value to the leasehold. The Lessee will be responsible for the specification, design, purchase and installation of its fixtures, hardware, and all personal property needed to complement or complete the Premises for the Lessee operations. Said equipment will remain under the Lessee ownership, and its installation will be the responsibility of the Lessee. In this regard, the Lessee will:

A. Cause to be prepared the necessary design documents for procurement of laboratory fixtures and equipment.

B. Install and connect to its fixtures and equipment, ducting, piping, electrical, and other needed services from a convenient point of connection provided by the Lessor as part of the leasehold.

C. Supply and install specialty systems and equipment such as tissue culture hoods, autoclaves, standby power generator, and other specialty equipment and systems, all unique to the Lessee's operations.

D. Supply and install special monitoring systems as required to satisfy local, state, and federal regulations.

                                                           INITIALS: HH
                                Page 3 of 4                         -----
                                                                     RHD
                                                                    -----

              RIDERS TO RAJYABIOTICS SUBLEASE WITH GENERAL ATOMICS


RIDER A-ADD TO PARAGRAPH 4.2: COMMON AREA OPERATING EXPENSES:

Lessor shall keep complete and accurate records regarding all Common Area Operating Expenses. Lessee shall have the right to audit such records within 60 days after Lessor has furnished Lessee a statement of such actual expenses. If an audit (performed by a certified public accountant on behalf of Lessee) reveals that Lessor has overcharged Lessee for Common Area Operating Expenses, Lessor shall refund the amount overcharged within ten days after such determination has been made.

RIDER B-ADD TO PARAGRAPH 12: TERMS AND CONDITIONS APPLICABLE TO ASSIGNMENT AND SUBLETTING:

Notwithstanding anything to the contrary contained in the Lease, but subject to Paragraph 60.1, Lessor agrees that Lessee may assign this Lease or sublet the Premises, or any portion thereof, without Lessor's consent, to any entity which controls, is controlled by, or is under common control with Lessee, to any entity which results from a reorganization or a merger or consolidation with Lessee; to any entity engaged in a joint venture with Lessee wherein Lessee maintains 50% controlling interest; or to any entity which acquires substantially all of the stock or assets of Lessee, (hereinafter each a "Permitted Transfer"). In addition, any sale or transfer of the capital stock of Lessee shall be deemed a Permitted Transfer if (1) such sale or transfer occurs in connection with any bona fide financing or capitalization for the benefit of Lessee, or (2) Lessee becomes a publicly traded corporation, or
(3) such sale or transfer is made to any publicly traded corporation. Without limiting the generality of the foregoing, Lessor shall have no right to terminate the Lease in connection with, and shall have no right to any sums or other economic consideration resulting from, any Permitted Transfer.




RAJYABIO.LSE                      Exhibit G             Initials: HH
July 1, 1998                     Page 1 of 1                     -----
                                                                  RHD
                                                                 -----

                          AMENDMENT #1 TO THE SUBLEASE
                                BY AND BETWEEN
                GENERAL ATOMICS AND RAJYABIOTICS CORPORATION


This Sublease Amendment #1 ("Amendment #1") dated for reference purposes only, as September 1, 1998, is made by and between General Atomics ("Lessor") and RAJYABIOTICS Corporation, ("Lessee").

                                   RECITALS

         Parties entered into a Sublease Agreement ("Agreement") dated July 1, 1998, for a portion of Building 7, 3510 Dunhill Street, San Diego, designated in the Agreement as the ("Premises).

         The Agreement made provisions for the Lessee to construct certain Leasehold Improvements at the Premises and for the Lessor to finance cost and expense of said improvements over the Original Term of the Agreement.

         The Lessee requested and the Lessor approved financing not to exceed sixty-five dollars ($65) per square foot of leased Premises.

         The Lessee has determined that the cost of said improvements will exceed the approved funding limit and requested Lessor financing be increased to an amount not to exceed ninety dollars ($90) per square foot of leased Premises.

         The Lessor has taken the Lessee's request under consideration and agrees to increase the financing under the same Terms and Conditions stated in the Agreement.

         NOW THEREFORE, in consideration of the foregoing, and in consideration of mutual covenants and agreements of the Parties hereto, the Parties mutually agree as follows:

DELETE EXHIBIT C IN ITS ENTIRETY AND REPLACE WITH EXHIBIT C, AMENDMENT #1, DATED SEPTEMBER 1, 1998.

EXCEPT AS HEREBY AMENDED, ALL OTHER TERMS AND CONDITIONS OF SAID AGREEMENT SHALL REMAIN UNCHANGED AND IN FULL FORCE AND EFFECT.



LESSOR:                                LESSEE:
GENERAL ATOMICS                        RAJYABIOTICS CORPORATION

By:  /s/ R.H. Dalry                    By:  /s/ Harry Hixson
   ----------------------------           -----------------------------
         R.H. Dalry                             Harry Hixson
         Director Facilities                    Chief Executive Officer
                                                and Co-Founder

Date:   Sept. 10, 1998                 Date:   9/10/98
     --------------------------             ---------------------------



RAJYABIOLse.Amend#1                                    Initials: HH
September 1, 1998                                               -----
                                                                 RHD
                                                                -----

                   PREMISES, RENT, LEASEHOLD IMPROVEMENT RECOVERY
                SECURITY DEPOSIT, OPERATING EXPENSES AND COMMISSIONS


PREMISES: The Building comprises three separate space blocks; "FIRST-IN", "ADDED" and "ROFO". The Building is currently demised into two separate addresses, Suits, A and B. The Lessee's FIRST-IN Space Block is located in Suite A. The Lessor currently occupies a portion of both Suites, that space block more specifically identified on Exhibit B as ROFO. A current Tenant subleases the remaining portion of building Suite B.

                     Space Block Designation          Size(sf)
                     -----------------------          --------
                            FIRST-IN                    6,611
                            ADDED                       2,826
                            ROFO                        6,016
                                                       ------
                            BUILDING TOTAL             15,453

RENT/LEASEHOLD IMPROVEMENT RECOVERY:

Rent shall be categorized into three separate elements; Base Rent, Operating Expenses and Leasehold Improvement Recovery. The Rental Rate for FIRST-IN Space start at $0.82 per square foot per month and shall be adjusted annually by a four percent (4%) increase. Operating Expenses shall be prorated in accordance with terms of this Agreement; Leasehold Improvement Recovery shall be paid in sixty (60) equal payments calculated as described in the following paragraph.

The following table summarizes the total monthly payments, (excluding Operating Expenses) based on the maximum leasehold financing obligated by the Lessor. The Lessor agrees to finance FIRST-IN Leasehold Improvements in an amount not to exceed $90 per improved square foot, with the Principal to be amortized over five years at an interest rate of 11% per annum. Leasehold monthly payments shall be set to start October 1998 and continue through September 2003. In the event that final billing is not available to calculate the monthly leasehold payment schedule at the start of Term (October 1, 1998), then the Lessor shall have the option to charge daily interest for use of funds reimbursed to the Lessee by the Lessor.

                             MONTHLY PAYMENT SCHEDULE FOR FIRST-IN SPACE
         --------------------------------------------------------------------------------------
         LEASE     SPACE     BASE RENT     LH RATE      TOTAL     BASE      L'HOLD      TOTAL
         YEAR      BLOCK     RATE PER      $90/SF/MO    RATE      RENT      PAYM'T      PAYMENT
         ----      -----     SF/MO         @11.0%       ----      ----      ------      -------
                             -----         ------
         One       6,611     $0.82         $1.9568      $2.777    $5,421    $12,937     $18,358
         Two       6,611     $0.8528       $1.9568      $2.810    $5,638    $12,937     $18,575
         Three     6,611     $0.8869       $1.9568      $2.844    $5,863    $12,937     $18,800
         Four      6,611     $0.9224       $1.9568      $2.879    $6,098    $12,937     $19,035
         Five      6,611     $0.9593       $1.9568      $2.916    $6,342    $12,937     $19,279

Once the Final Leasehold Improvement Costs are determined, and corroborated by both parties, Parties agree to execute a Sublease Amendment that memorializes the Leasehold Improvement Cost Recovery Schedule, adjusts the security deposit, and establishes the fact that the Lessor has fulfilled it obligations stipulated in the Workletter Agreement, Exhibit F.

Provided that the Lessee is not in default of this Agreement, the Lessor agrees to finance Leasehold Improvements for the ADDED Space Block under the same terms and conditions for the FIRST-IN Leasehold Improvements, except that the cost for the ADDED Space Block improvements will be amortized over the period remaining on the FIRST-IN Leasehold Payment Recovery Schedule. The Lessor shall have the option to combine the outstanding balance due for FIRST-IN and ADDED into one payment schedule, or to maintain separate payment schedules for the two improvement phases.




RAJYABIOLse.Amend#1                                    Initials: HH
September 1, 1998                                               -----
                                                                 RHD
                                                                -----

SECURITY DEPOSIT:

Upon execution of this Agreement, the Lessee shall pay the Lessor a Security Deposit in the amount equivalent to one month's Rent, two month's Operating Expenses, and one month's Leasehold Payment determined as follows:

                               SECURITY DEPOSIT SUMMARY
             --------------------------------------------------------------
             SECURITY            SPACE         RATE                 AMOUNT
             --------            -----         ----                 ------
             Base Rent           6,611         $0.82                $ 5,421
             NNN                 6,611         $0.17 x 2 mo.        $ 2,248
             Leasehold           6,611         $90/sf,11%,5 yr      $12,937
                                                                    -------
             TOTAL SECURITY DEPOSIT REQUIRED                        $20,606
             Security Deposit on Record                             $17,012
             BALANCE DUE:                                           $ 3,594

On each anniversary of this Sublease, or the first of the month following an expansion of the Premises, (or increase in leasehold financing), the Lessee shall pay an added Security Deposit in an amount as determined to service payment of Monthly Rent, Operating Expenses and Leasehold Improvement Payment.

OPERATING EXPENSES:

The Lessee shall pay its prorata share of Operating Expenses through the entire Sublease Term, including renewals, in direct relation to the size of the Premises. The following table shows the Lessee's prorata share based on the FIRST-IN Space Block size of 6,611sf.

             BUILDING          SIZE           LESSEE PRORATA SHARE
             NUMBER           SQ. FT.         FIRST-IN SPACE BLOCK
             ------           -------         --------------------
             3                 20,817             N/A
             4                 28,354             N/A
             5                 29,895             N/A
             6                 24,113             N/A
             7                 15,453             42.78% (Building)
                              -------
             TOTAL            118,632             5.57%(PARK)

COMMISSIONS:

Upon execution of this Agreement and within thirty days after receipt of a commission statement, the Lessor shall pay the Lessor's Broker (CBRE) identified in Paragraph 1.10(a) a commission of $21,140.64. The Lessor shall not be responsible for payment of commissions based on the Leasehold Improvement Payment nor for any term renewal or extension. For ADDED and ROFO expansions, the Lessor agrees to pay the Lessee's Broker (IHGp) an amount determined by using a three percent 3% commission, the size of the expansion, and the period remaining on the Sublease Original Term.

                                       COMMISSION SCHEDULE
      -------------------------------------------------------------------------------------------
      SPACE           APPROX.      LEASE             RENT            COMM.         BROKERAGE
                                               ----------------               -------------------
      BLOCK            SIZE        YEAR        MONTHLY  ANNUAL       RATE     FEE            OWED
      -----           -------      -----       ----------------      -----    ---            ----
      FIRST-IN        6,611        One         $5,421  $ 65,052      6%       $ 3,903.12     CBRE
      FIRST-IN        6,611        Two         $5,638  $ 67,656      6%       $ 4,059.36     CBRE
      FIRST-IN        6,611        Three       $5,863  $ 70,356      6%       $ 4,221.36     CBRE
      FIRST-IN        6,611        Four        $6,098  $ 73,176      6%       $ 4,390.56     CBRE
      FIRST-IN        6,611        Five        $6,342  $ 76,104      6%       $ 4,566.24     CBRE
      Total                                            $352,344      6%       $21,140.64     CBRE

      -------------------------------------------------------------------------------------------
      ADDED           2,826        TBD         TBD     TBD           3%       TBD            IHGp
      ROFO            TBD          TBD         TBD     TBD           3%       TBD            IHGp
      OPTIONS         TBD          TBD         TBD     TBD           0%       Zero           None


                                                       Initials: HH
                                                                -----
                                                                 RHD
                                                                -----

                           AMENDMENT #2 TO THE SUBLEASE
                                 BY AND BETWEEN
                GENERAL ATOMICS AND ELITRA PHARMACEUTICALS, INC.
                      (FORMERLY RAJYABIOTICS CORPORATION)

This Sublease Amendment ("Amendment #2") dated for reference purposes only, as May 1, 1999, is made by and between GENERAL ATOMICS ("Lessor") and ELITRA PHARMACEUTICALS, (formerly RAJYABIOTICS CORPORATION) ("Lessee").

                                    RECITALS

         Parties entered into a Sublease Agreement ("Agreement") dated July 1, 1998, for a portion of Building 7, 3510 Dunhill Street, San Diego, California designated in the Agreement as the ("Premises").

         The Parties executed a Sublease Amendment ("Amendment #1"), dated September 1, 1998, to increase the Leasehold Improvement financing for the FIRST-IN Space Block from sixty-five dollars ($65) per square foot to ninety dollars ($90) per square foot.

         The Lessee served notice to the Lessor of the Lessee's corporate name change from RAJYABIOTICS CORPORATION, to ELITRA PHARMACEUTICALS, INC., effective October 27, 1998.

         The Agreement provided that once the FIRST-IN Leasehold Improvement Costs were determined, and corroborated by the Parties, an Amendment to the Agreement would be executed to memorialize the Leasehold Improvement Cost, adjust the Security Deposit, and to adjust the Cost Recovery Payment Schedule.

         The Lessee has completed space planning for its expansion into Suite B, in space designated in the Agreement as the ADDED Premises, and included herein for the purpose of establishing the amended terms for this expansion.

         The Parties desire to incorporate other minor changes, and interim agreements, as it relates the increase in size of Premises, and planning for the next Lessee expansion designated herein as the ADDED Premises.

         NOW THEREFORE, in consideration of the foregoing, and in consideration of mutual covenants and agreements of the Parties hereto, the Parties mutually agree as follows:


DELETE EXHIBIT B IN ITS ENTIRETY AND REPLACE WITH EXHIBIT B, AMENDMENT #2, DATED MAY 1, 1999.

DELETE EXHIBIT C IN ITS ENTIRETY AND REPLACE WITH EXHIBIT C, AMENDMENT #2, DATED MAY 1, 1999.

DELETE EXHIBIT F IN ITS ENTIRETY AND REPLACE WITH EXHIBIT F, AMENDMENT #2, DATED MAY 1, 1999.

EXCEPT AS HEREBY AMENDED, ALL OTHER TERMS AND CONDITIONS OF SAID AGREEMENT SHALL REMAIN UNCHANGED AND IN FULL FORCE AND EFFECT.



LESSOR:                                LESSEE:
GENERAL ATOMICS                        ELITRA PHARMACEUTICALS, INC.


By:  /s/ Robert H. Dalry               By:  /s/ Harry Hixson
   -----------------------------          --------------------------------------
   Robert H. Dalry                        Harry Hixson
   Director Facilities                    Chief Executive Officer and Co-Founder


Date:  June 7, 1999                    Date:  6/8/99
     ---------------------------            ------------------------------------


ElitraLse.Amend#2                                         Initials: HH
May 1, 1999                                                        -----
                                                                    RHD
                                                                   -----

                                  [GRAPHIC]




ElitraLse.Amend#2                 Exhibit B               Initials: HH
May 1, 1999                      Page 1 of 2                       -----
                                                                    RHD
                                                                   -----

          ELITRA PHARMACEUTICALS, INC.
                SPACE SUMMARY


Current Space                         CUMULATIVE TOTAL SF
-------------
  Bldg.    Room      Use     Area
   No.      No.     Code      SF
  ----     ----     ----     ----
  67       100    Office     233
  67       101    Office     152
  67       102    Office     143
  67       103    Office     515
  67       104    Office     248
  67       105    Office     164
  67       106    Office     189
  67       107    Office     185
  67       108    Office     231
  67       109    Office     140
  67       110    Office     179
  67       111    Office     117
  67       112    Office     164
  67       113    Office     159
  67       114    Office     104
  67       115    Office      48
  67       116    Lab        115
  67       117    Lab        113
  67       118    Lab        250
  67       119    Lab      2,246
  67       120    Lab        106
  67       121    Lab        106
  67       122    Office     298
  67       123    Office     101
  67       124    Office     130
  67       125    Office     175
                           -----
TOTAL                      6,611    TOTAL    6,611

Added Space (Effective January 1, 1999)
---------------------------------------
  Bldg.    Room      Use     Area
   No.      No.     Code      SF
  ----     ----     ----     ----
  67       136    Office     121
  67       137    Office     113
                             ---
TOTAL                        234    TOTAL    6,845

Added Space (Effective April 1, 1999)
-------------------------------------
  Bldg.    Room      Use     Area
   No.      No.     Code      SF
  ----     ----     ----     ----
  67       132    Office     405
                             ---
TOTAL                        405    TOTAL    7,250

Added Space (Effective August 1, 1999)
---------------------------------------
  Bldg.    Room      Use     Area
   No.      No.     Code      SF
  ----     ----     ----     ----
  67       103A   Office     404
  67       112    Office      74    (Restroom Expansion)
  67       113    Office      87    (Restroom Expansion)
  67       132    Lab      1,550
  67       133    Office     899
  67       137    Lab        463
  67       141    Office     123
  67       142    Office     150
  67       143    Office     599
  67       144    Office     133
  67       145    Office     132
                           -----
Subtotal                   4,614


Currently Occupied Month to Month Space
  67       136    Office     121
  67       137    Office     113
  67       132    Office     405
                             ---
Subtotal                    -639
TOTAL                      3,975    TOTAL   11,225

                                       Page 2 of 2         Initials: HH
                                                                    -----
                                                                     RHD
                                                                    -----

               PREMISES, TERM, RENT, LEASEHOLD IMPROVEMENT RECOVERY
                SECURITY DEPOSIT, OPERATING EXPENSES AND COMMISSIONS

INSERT TO PARAGRAPH 1.2(a), PREMISES: The Building comprises three separate space blocks; "FIRST-IN", "ADDED" and "ROFO". The Building is currently demised into two separate Suites, A and B. The Lessee's FIRST-IN Space Block is located in Suite A. This Amendment defines in more detail the Space Blocks more specifically identified on Exhibit B as ADDED and ROFO. Pursuant to the changes included in this Amendment, the Lessee Premises are redefined to the approximate size as follows:

                                     POSSESSION (SF)
              SPACE BLOCK         --------------------
              DESIGNATION         LESSEE        LESSOR         TOTAL
              -----------         ------        ------         -----
              FIRST-IN             6,611            --          6,611
              ADDED                4,614            --          4,614
              ROFO                    --         4,228          4,228
                                  ------         -----         ------
              BUILDING TOTAL      11,225         4,228         15,453

Upon completion of the ADDED Space Block Leasehold Improvements, the ADDED Space Block size will be confirmed and the approximate size shall be corrected if different than stated above.

INSERT TO PARAGRAPH 1.3, TERM: The Commencement Date for the ADDED Space Block shall be August 1, 1999, or date of Substantial Completion of Leasehold Improvements, whichever occurs first. The Expiration Date for all Space included in the Premises shall be coterminous, or September 30, 2003.

     SPACE BLOCK DESIGNATION          COMMENCEMENT DATE      STATUS
     -----------------------          -----------------      ------
     FIRST-IN                         October 1, 1998        Actual
     ADDED                            August  1, 1999        Projected

INSERT TO PARAGRAPHS 1.5 & 1.6(a), BASE RENT:
Payments shall be categorized into two separate components, Base Rent and Leasehold Improvement Recovery. Rent for the ADDED Premises shall be the same as then in effect for the FIRST-IN Premises, and shall be increased on the same schedule and at the same rate as for the FIRST-IN Premises, each anniversary date, at four percent (4%) per annum. Leasehold Improvement debt balance owed by the Lessee for the FIRST-IN Leasehold Improvements is determined as shown in the following tabulation.

                FIRST-IN LEASEHOLD PAYMENTS BY LESSEE

                                                                         PAYMENT
LESSOR      INVOICE   INVOICE     PAYMENT   PERIOD     PERIOD    CUM.    PLUS
INVOICE #   DATE      AMOUNT      DATE      STARTING   ENDING    DAYS    INTEREST
---------   -------   -------     -------   --------   ------    ----    --------
5349       09/01/98  $ 9,343.00  10/14/98   10/15/98  04/30/99   198     $ 9,914.89
5408       10/01/98  $16,531.00  11/16/98   11/17/98  04/30/99   165     $17,370.04
5463       11/02/98  $12,937.00  12/07/98   12/08/98  04/30/99   144     $13,508.23
5518       12/01/98  $12,937.00  01/08/99   01/09/99  04/30/99   112     $13,379.18
5571       01/05/99  $12,937.00  02/03/99   02/04/99  04/30/99   86      $13,275.19
5627       02/03/99  $12,937.00  03/03/99   03/04/99  04/30/99   58      $13,164.12
5683       03/03/99  $12,937.00  04/07/99   04/08/99  04/30/99   23      $13,026.67
                     ----------                                          ----------
                     $90,559.00                                          $93,638.32

              FIRST-IN CONSTRUCTION PAYMENT REIMBURSEMENTS BY LESSOR

                                                                       PAYMENT
LESSOR         PAYMENT     PAYMENT     PERIOD       PERIOD     CUM.    PLUS
PAYMENT #      AMOUNT      DATE        STARTING     ENDING     DAYS    INTEREST
---------      -------     -------     --------     ------     ----    --------
1           $141,676.58    10/13/98    10/14/98    04/30/99     199    $150,393.71
2           $246,087.00    11/02/98    11/03/98    04/30/99     179    $259,664.09
3           $184,532.00    02/24/99    02/25/99    04/30/99     65     $188,166.58
            -----------                                                -----------
            $572,295.58                                                $598,224.38

BALANCE DUE FOR FIRST-IN IMPROVEMENTS STARTING MAY 1, 1999             $504,586.06

                                                          Initials: HH
ElitraLse.Amend#2                 Exhibit C                        -----
May 1, 1999                      Page 1 of 4                        RHD
                                                                   -----

The following table summarizes the total monthly payments, (excluding Operating Expenses) based on the actual leasehold financing reimbursed by the Lessor. The debt balance is calculated using the monthly payments made to the Lessor by the Lessee, and the contractor reimbursement payments made by the Lessor to the Lessee. The debt balance of $504,586.06 starting May 1, 1999 includes interest earned based on the payment dates for the period ending April 30, 1999. The new balance of $504,586.06 is used as the Principal to determine the equal monthly payments required to fully pay the debt over the remaining period of the five year term, starting May 1, 1999, and ending September 30, 2003. Refer to Page 4 of this Exhibit for the adjusted Payment Recovery Schedule.


         RENT AND ADJUSTED LEASEHOLD PAYMENT SCHEDULE FOR FIRST-IN SPACE BLOCK
      -----------------------------------------------------------------------------
      LEASE     SPACE    RENT     *LH RATE(sf)   TOTAL     BASE    L'HOLD     TOTAL
      PERIOD    BLOCK    PER        UNIT COS     PER      RENT    PAYM'T     PAYMENT
      -----     SIZE    sf/mo       @11.0%       sf/mo     ----    ------     -------
                -----   -----     -----------    -----
   10/98-09/99  6,611   $0.82        $1.8246     $2.645   $5,421     See Table Above
   10/99-09/00  6,611   $0.8528      $1.8246     $2.677   $5,638   $12,062    $17,700
   10/00-09/01  6,611   $0.8869      $1.8246     $2.712   $5,863   $12,062    $17,925
   10/01-09/02  6,611   $0.9224      $1.8246     $2.747   $6,098   $12,062    $18,160
   10/02-09/03  6,611   $0.9593      $1.8246     $2.784   $6,342   $12,062    $18,404

   * Amount shown in this column is calculated by dividing the $12,062.43 payment by FIRST-IN Space Block size of 6,611sf.
     Real Unit Cost Unit cost of $86.57/sf financed by the Lessor is calculated by dividing the Total Reimbursement of $572,295.58 by the FIRST-IN Space Block size of 6,611sf.

Provided that the Lessee is not in default of this Agreement, the Lessor agreed to finance Leasehold Improvements for the ADDED Space Block under the same terms and conditions for the FIRST-IN Leasehold Improvements, except that the cost for the ADDED Space Block Leasehold Improvements shall be amortized over the period remaining on the FIRST-IN Leasehold Payment Recovery Schedule. The following summarized the payments using a projected $90 unit price, amortized over the period remaining of the Agreement (50 months), at an interest rate of 11% per annum, starting August 1999, and continuing through September 2003.


         RENT AND PROJECTED LEASEHOLD PAYMENT SCHEDULE FOR ADDED SPACE BLOCK
      -----------------------------------------------------------------------------
      LEASE     SPACE    RENT     *LH RATE(sf)   TOTAL     BASE    L'HOLD     TOTAL
      PERIOD    BLOCK    PER        UNIT COST     PER      RENT    PAYM'T     PAYMENT
      -----     SIZE    sf/mo       @11.0%       sf/mo     ----    ------     -------
                -----   -----     -----------    -----
   08/99&09/99  4,614   $0.82        $2.2520     $3.072   $3,783   $10,391    $14,174
   10/99-09/00  4,614   $0.8528      $2.2520     $3.105   $3,935   $10,391    $14,326
   10/00-09/01  4,614   $0.8869      $2.2520     $3.140   $4,092   $10,391    $14,483
   10/01-09/02  4,614   $0.9224      $2.2520     $3.174   $4,256   $10,391    $14,647
   10/02-09/03  4,614   $0.9593      $2.2520     $3.211   $4,426   $10,391    $14,817

Upon final accounting of the ADDED Leasehold Improvement Project Costs, the Payment Recovery Schedule for this expansion shall be adjusted like the FIRST-IN Schedule. The Lessor shall retain the option to combine the outstanding debt balance due for FIRST-IN and ADDED Leasehold Improvements into one payment schedule, or to maintain separate payment schedules, whichever the Lessor desires. The Parties agree there is no promised or inferred obligation for the Lessor to finance Leasehold Improvements in ROFO Space in the event part or all of the ROFO Space is added to the Lessee's Premises.

INSERT TO PARAGRAPH 1.7, SECURITY DEPOSIT:
Upon execution of this Amendment, the Lessee shall pay the Lessor a Security Deposit in the amount equivalent to one month's Rent, two month's Operating Expenses, and one month's Leasehold Payment for each of the two improvement projects determined as follows:


                                   SECURITY DEPOSIT SUMMARY
       --------------------------------------------------------------------------------
       DESIGNATION       SPACE      SECURITY                    FACTOR           AMOUNT
       -----------       -----      --------                    ------           ------
       FIRST-IN          6,611      Base Rent                   $0.82 x 1 mo.    $ 5,421
                         6,611      Operating Expenses          $0.17 x 2 mo.    $ 2,248
                         6,611      Leasehold Improvements      $1.8246/sf/mo.   $12,062
       ADDED             4,614      Base Rent                   $0.82 x 1 mo.    $ 3,783
                         4,614      Operating Expenses          $0.17 x 2 mo.    $ 1,569
                         4,614      Leasehold Improvements      $2.2520/sf/mo.   $10,391
                                                                                 -------
                         TOTAL SECURITY DEPOSIT REQUIRED                         $35,474
                         Security Deposit on Record                              $20,606
                                                                                 -------
                         ADDED SECURITY DEPOSIT DUE:                             $14,868

                                       Page 2 of 4         Initials: HH
                                                                    -----
                                                                     RHD
                                                                    -----

On each anniversary date of this Agreement, or the first of the month following an expansion of the Premises, (or for increase in leasehold financing), the Lessee shall pay an Added Security Deposit in an amount as determined to secure payment of Monthly Rent, Operating Expenses and Leasehold Improvement Payment.

INSERT TO PARAGRAPH 1.6(b). LESSEE'S SHARE OF COMMON AREA EXPENSES:
Operating Expenses shall be prorated in accordance with terms of this Agreement. The Lessee shall pay its prorata share of Operating Expenses through the entire Sublease Term, including renewal periods or extension, in direct relation to the size of the Premises. The following table shows the Lessee's prorata share based on the FIRST-IN Space Block size of approximately 6,611sf and ADDED Space Block of approximately 4,614sf, a combined size of approximately 11,225sf.


                    BUILDING         SIZE            LESSEE       LESSEE PRORATA SHARE
                     NUMBER         SQ. FT.          SQ. FT.       REVISED SPACE BLOCK
                    --------        -------          -------      --------------------
                       3             20,817             0                 N/A
                       4             28,354             0                 N/A
                       5             29,895             0                 N/A
                       6             24,113             0                 N/A
                       7             15,453           11,225              72.64% (Building)
                                    -------          -------
                     TOTAL          118,632           11,225              09.46% (PARK)

INSERT TO PARAGRAPH 1.10(b). PAYMENT OF BROKER:
This Amendment acknowledges that the Lessor compensated the Broker representing the Lessor, CB Richard Ellis (CBRE), commission in the amount of $21,140.64 as the procuring cause of the FIRST-Space Block. The following table shows the calculation for the paid commission:


                                            COMMISSION SCHEDULE
          -------------------------------------------------------------------------------------------
          SPACE           APPROX.        LEASE             RENT          COMM.         BROKERAGE
                                                      --------------     -----       --------------
          BLOCK            SIZE          PERIOD       MONTHLY ANNUAL     RATE        FEE       PAID
          -----           -------        ------       --------------     -----       ----      ----
          FIRST-IN         6,611       10/98-09/99   $5,421  $ 65,052      6%       $ 3,903.12  CBRE
          FIRST-IN         6,611       10/99-09/00   $5,638  $ 67,656      6%       $ 4,059.36  CBRE
          FIRST-IN         6,611       10/00-09/01   $5,863  $ 70,356      6%       $ 4,221.36  CBRE
          FIRST-IN         6,611       10/01-09/02   $6,098  $ 73,176      6%       $ 4,390.56  CBRE
          FIRST-IN         6,611       10/01-09/03   $6,342  $ 76,104      6%       $ 4,566.24  CBRE
                                                             --------               ----------
          Total                                              $352,344      6%       $21,140.64  CBRE

For ADDED and ROFO expansions, the Lessor agreed to pay the Lessee's Broker, the Irving Hughes Group, Inc. (IHGp), an amount determined by using a three percent 3% commission, the size of the expansion, and the period remaining on the Original Term of the Agreement. Upon execution of this Amendment, and within thirty days after receipt of a commission statement from IHGp, the Lessor shall pay the Lessee's Broker, a commission of $6,242.34, calculated as shown in the summary below.


                                            COMMISSION SCHEDULE
          -------------------------------------------------------------------------------------------
          SPACE           APPROX.        LEASE             RENT          COMM.         BROKERAGE
                                                      --------------     -----       --------------
          BLOCK            SIZE          PERIOD       MONTHLY ANNUAL     RATE        FEE       OWED
          -----           -------        ------       --------------     -----       ----      ----
          ADDED            4,614       08/99-09/99   $3,783  $  7,566      3%      $  227.10   IGHp
          ADDED            4,614       10/99-09/00   $3,935  $ 47,220      3%      $1,416.60   IGHp
          ADDED            4,614       10/00-09/01   $4,092  $ 49,104      3%      $1,473.12   IGHp
          ADDED            4,614       10/01-09/02   $4,256  $ 51,072      3%      $1,532.16   IGHp
          ADDED            4,614       10/01-09/03   $4,426  $ 53,112      3%      $1,593.36   IGHp
                                                             --------              ---------
          Total                                              $208,074      3%      $6,242.34   IGHp
          -------------------------------------------------------------------------------------------
          ROFO             TBD             TBD         TBD      TBD        3%         TBD      IHGp
          OPTIONS          TBD             TBD         TBD      TBD        0%         Zero     None

The Lessor shall not be responsible for payment of commissions based on the Leasehold Improvement Payment, nor for any term renewal, or term extension.


                                       Page 3 of 4         Initials: HH
                                                                    -----
                                                                     RHD
                                                                    -----

                           MORTAGE AMORTIZATION

KEY FIGURES                                         INPUTS
Annual Loan Payments              $144,749.16       Loan Principal Amount    $504,586.06
Monthly Payments                   $12,062.43       Annual Interest Rate          11.00%
Interest in First Calendar Year    $35,058.73       Loan Period in Years       4.4166667
Interest Over Term of Loan        $170,910.02       Base Year of Loan               1999
Sum of All Payments               $675,496.08       Base Month of Loan               May

                Beginning                                             Cumulative     Cumulative      Ending
Year    Mont     Balance       Payments     Principal     Interest     Principal       Interest     Balance
------------------------------------------------------------------------------------------------------------
1999    May     $504,586.06   $12,062.43    $7,437.06     $4,625.37     $7,437.06     $4,625.37     $497,149
        Jun      497,149.00    12,062.43     7,505.23      4,557.20     14,942.29      9,182.57      489,644
        Jul      489,643.77    12,062.43     7,574.03      4,488.40     22,516.32     13,670.97      482,070
        Aug      482,069.74    12,062.43     7,643.46      4,418.97     30,159.78     18,089.94      474,426
        Sep      474,426.28    12,062.43     7,713.52      4,348.91     37,873.30     22,438.85      466,713
        Oct      466,712.76    12,062.43     7,784.23      4,278.20     45,657.53     26,717.05      458,929
        Nov      458,928.53    12,062.43     7,855.59      4,206.84     53,513.12     30,923.89      451,073
        Dec      451,072.94    12,062.43     7,927.59      4,134.84     61,440.71     35,058.73      443,145
2000    Jan      443,145.35    12,062.43     8,000.26      4,062.17     69,440.97     39,120.90      435,145
        Feb      435,145.09    12,062.43     8,073.60      3,988.83     77,514.57     43,109.73      427,071
        Mar      427,071.49    12,062.43     8,147.61      3,914.82     85,662.18     47,024.55      418,924
        Apr      418,923.88    12,062.43     8,222.29      3,840.14     93,884.47     50,864.69      410,702
        May      410,701.59    12,062.43     8,297.67      3,764.76    102,182.14     54,629.45      402,404
        Jun      402,403.92    12,062.43     8,373.73      3,688.70    110,555.87     58,318.15      394,030
        Jul      394,030.19    12,062.43     8,450.49      3,611.94    119,006.36     61,930.09      385,580
        Aug      385,579.70    12,062.43     8,527.95      3,534.48    127,534.31     65,464.57      377,052
        Sep      377,051.75    12,062.43     8,606.12      3,456.31    136,140.43     68,920.88      368,446
        Oct      368,445.63    12,062.43     8,685.01      3,377.42    144,825.44     72,298.30      359,761
        Nov      359,760.62    12,062.43     8,764.62      3,297.81    153,590.06     75,596.11      350,996
        Dec      350,996.00    12,062.43     8,844.97      3,217.46    162,435.03     78,813.57      342,151
2001    Jan      342,151.03    12,062.43     8,926.05      3,136.38    171,361.08     81,949.95      333,225
        Feb      333,224.98    12,062.43     9,007.87      3,054.56    180,368.95     85,004.51      324,217
        Mar      324,217.11    12,062.43     9,090.44      2,971.99    189,459.39     87,976.50      315,127
        Apr      315,126.67    12,062.43     9,173.77      2,888.66    198,633.16     90,865.16      305,953
        May      305,952.90    12,062.43     9,257.86      2,804.57    207,891.02     93,669.73      296,695
        Jun      296,695.04    12,062.43     9,342.73      2,719.70    217.233.75     96,389.43      287,352
        Jul      287,352.31    12,062.43     9,428.37      2,634.06    226,662.12     99,023.49      277,924
        Aug      277,923.94    12,062.43     9,514.79      2,547.64    236,176.91    101,571.13      268,409
        Sep      268,409.15    12,062.43     9,602.01      2,460.42    245,778.92    104,031.55      258,807
        Oct      258,807.14    12,062.43     9,690.03      2,372.40    255,468.95    106,403.95      249,117
        Nov      249,117.11    12,062.43     9,778.86      2,283.57    265,247.81    108,687.52      239,338
        Dec      239,338.25    12,062.43     9,868.50      2,193.93    275,116.31    110,881.45      229,470
2002    Jan      229,469.75    12,062.43     9,958.96      2,103.47    285,075.27    112,984.92      219,511
        Feb      219,510.79    12,062.43    10,050.25      2,012.18    295,125.52    114,997.10      209,461
        Mar      209,460.54    12,062.43    10,142.38      1,920.05    305,267.90    116,917.15      199,318
        Apr      199,318.16    12,062.43    10,235.35      1,827.08    315,503.25    118,744.23      189,083
        May      189,082.81    12,062.43    10,329.17      1,733.26    325,832.42    120,477.49      178,754
        Jun      178,753.64    12,062.43    10,423.85      1,638.58    336,256.27    122,116.07      168,330
        Jul      168,329.79    12,062.43    10,519.41      1,543.02    346,775.68    123,659.09      157,810
        Aug      157,810.38    12,062.43    10,615.83      1,446.60    357,391.51    125,105.69      147,195
        Sep      147,194.55    12,062.43    10,713.15      1,349.28    368,104.66    126,454.97      136,481
        Oct      136,481.40    12,062.43    10,811.35      1,251.08    378,916.01    127,706.05      125,670
        Nov      125,670.05    12,062.43    10,910.45      1,151.98    389,826.46    128,858.03      114,760
        Dec      114,759.60    12,062.43    11,010.47      1,051.96    400,836.93    129,909.99      103,749
2003    Jan      103,749.13    12,062.43    11,111.40        951.03    411,948.33    130,861.02       92,638
        Feb       92,637.73    12,062.43    11,213.25        849.18    423,161.58    131,710.20       81,424
        Mar       81,424.48    12,062.43    11,316.04        746.39    434,477.62    132,456.59       70,108
        Apr       70,108.44    12,062.43    11,419.77        642.66    445,897.39    133,099.25       58,689
        May       58,688.67    12,062.43    11,524.45        537.98    457,421.84    133,637.23       47,164
        Jun       47,164.22    12,062.43    11,630.09        432.34    469,051.93    134,069.57       35,534
        Jul       35,534.13    12,062.43    11,736.70        325.73    480,788.63    134,395.30       23,797
        Aug       23,797.43    12,062.43    11,844.29        218.14    492,632.92    134,613.44       11,953
        Sep       11,953.14    12,062.43    11,952.86        109.57    504,585.78    134,723.01            0


                                       Page 4 of 4         Initials: HH
                                                                    -----
                                                                     RHD
                                                                    -----

                                       WORK LETTER AGREEMENT

This Work Letter Agreement is written to complement the Form Sublease and its Addenda; it expands and summarizes the obligations of the Parties related to installation of Leasehold Improvements, and surrender of the Premises at end of Term.

                                        I. INTRODUCTION

This Amendment memorializes completion of the Parties' obligations for altering the FIRST-IN Premises and summarizes the obligations of the Parties for altering the ADDED Premises, consistent with the terms and conditions covered in the Original Agreement and subsequent Amendment #1.

                                        II. BASE BUILDING

The Lessor delivered, or will deliver to Lessee, the Building 7 Premises in two separate space blocks, FIRST-IN, and ADDED, both in "as-is" condition, unfurnished, and generally configured as shown on the Floor Plan, Exhibit B, of the Original Agreement. The Floor Plan Arrangement for the Lessee completed (FIRST-IN) Premises and the Lessee's ADDED Premises (planned) is shown in Exhibit B of this Amendment.

FIRST-IN SPACE BLOCK: The Lessee had designed, permitted and installed all Alterations and Utility Installations needed for its use of the 6,611sf FIRST-IN Premises, in Building Suite A.

ADDED SPACE BLOCK: The Lessee is preparing space plans and working documents to permit and install all Alterations and Utility Installations needed to expand into approximately 4,614sf, the ADDED Premises, in Building Suite B.

ROFO SPACE BLOCK: The Lessor will retain in its possession the Space Block designated ROFO. As part of the ADDED Space Block Leasehold Improvements, the Lessee will make certain Alterations and Utility Installations to the Lessor's ROFO Space Block to provide an efficient work space arrangement for the Lessee's expanded Premises.

                             III. BUILDING COMMON AREA IMPROVEMENTS

ROOF: Concurrent with the Lessee's installation of Leasehold Improvements in the FIRST-IN Space Block, the Lessor replaced the building soft roof, installed mechanical equipment curbs, and rerouted mechanical equipment services to the roof mounted equipment. The Lessor also installed roof protection walking pads to access the roof mounted mechanical equipment. The Parties agree that ADDED Space Block improvements will be of like design and construction as modified or installed for the FIRST-IN improvements.

EQUIPMENT ENCLOSURE: As part of the FIRST-IN Leasehold Improvements, the Lessee installed electrical and plumbing services in the existing enclosure located at Building column lines A-6. Parties agree that any additions or alterations for the ADDED Space Block will implement the Lessor's guidelines that all equipment located outside the Building, but not on the roof, is to be mounted inside the enclosure, screened from the street or driveway by the enclosure wall, and that all service penetrations into the building from the enclosure will be installed below the top elevation of the screen wall.

                                    IV. BUILDING SYSTEMS

MECHANICAL: The Building space conditioning is provided by roof mounted packaged units with zone boundaries not exactly congruent with the boundaries of the proposed ADDED Premises. The Parties agree that the Leasehold Improvements installed by the Lessee will reconfigure the space conditioning zones in a manner that will not reduce conditioned ventilation to the Lessor's retained ROFO Space Block, and conditioned air will be aligned in general agreement with the Space Block boundaries.

ELECTRICAL: The building is powered from one service entrance with consumption measured by four separate utility meters, one for the common area house power, one each for Suite A and Suite B, and one for the Lessor's ROFO Space Block. The Parties agree that the ADDED Space Block Leasehold Improvements will make provisions to retain the current metering and that the Building services to the various spaces will be connected to the appropriate utility metered service.

ElitraLse.Amend#2                      Exhibit F           Initials: HH
May 1, 1999                           Page 1 of 7                   -----
                                                                     RHD
                                                                    -----

FIRE PROTECTION: The FIRST-IN Space Block Leasehold Improvements reconfigured the Fire Detection and Alarm System into two separate systems, one serving the Lessee's Premises, and the other serving Suite A and ROFO Space. Parties agree that the ADDED Space Block Leasehold Improvements will make provisions to extend the Lessee's system to protect the ADDED Space Block, and that the Lessor's system will be reconfigured for protection of the ROFO Space Block. In the event that building design and permits require installation of a sprinkler system for the Lessee's use of the ADDED Space Block, then the Leasehold Improvements will make provisions for installing the sprinkler system.

TELECOMMUNICATIONS: As part of the FIRST-IN Space Block Leasehold Improvements, the Lessee rewired the Premises and connected telephone service from the Building Electric Room to a new telecommunications room (Room 111) dedicated to the Lessee's Premises. The ROFO Space Block retained by the Lessor is served by the Lessor's private telephone system terminations, in Room 127, via private cable to the Lessor's Building 6, located adjacent to Building 7. The Parties agree that ADDED Space Block Leasehold Improvements will make provisions for Lessee's communications system cabling to distribute service from the Electrical Utility Room in a manner that Suite B can be restored to stand alone use at the end of the Lessee's term without installing new cabling. No changes will be made to the communications system serving the Lessee's ROFO Space Block.

TOILET ROOM ACCESS: Two sets of toilet room facilities currently exist in the Building, one set each for Suites A and B. Prior to the Lessee's installation of the ADDED Space Block Leasehold Improvements, the Lessor shared the Suite B toilet rooms with the Suite B tenant. If the Lessee's space plan requires the removal of the Suite B toilet room facilities, then the Lessee agrees that the ADDED Space Block Leasehold Improvements will make provisions for a replacement toilet room (one toilet room) to serve the ROFO Space Block. Further, this serves notice that unless the Parties agree to expand the Lessee's Premises to include part or all of the ROFO Space Block, and the expansion does not provide for two toilet rooms to serve Suite B, then the Lessor will require that Suite B toilet facilities be restored upon surrender of the space now designated Suite B, so the Lessor may lease the Building to two separate tenant similar to the condition pre-existing the Lessee's Leasehold Improvements.

                                  V. LEASEHOLD IMPROVEMENTS

The Lessee will be responsible for design and construction of the Leasehold Improvements to alter the Premises for the Lessee's specific use. Lessor financing will be provided for those improvements that are of value to the realty and can be later used by other tenants. Lessor allowable reimbursable costs and expenses are as follows:

1. Costs and expenses required for preparing leasehold improvement working drawings and specifications, for reproducing design documents, and for permit processing.

2. Assessments for permits and fees needed to construct the Leasehold Improvements.

3. Installation of structures, walls, insulation, ceilings, doorways, and those building features needed to provide working space in the laboratory and administrative space.

4. Alterations and Utility Installations required to change the physical arrangement of the Lessor's ROFO Space to accommodate the Lessee's space use plan.

5. Installation of certain Tenant Fixtures and Equipment expressly approved for financing by the Lessor.

6. Installation of mechanical, plumbing and services to support laboratory and administrative areas. This includes heating, ventilation, air conditioning, exhaust systems; distribution piping for compressed air, deionized water, specialty gases, potable water, sewer and natural gas. In those cases where services interface with the Lessee Trade Fixtures, Leasehold Improvements will provide for specified services installed to a convenient point of connection such as valves above ceiling or at rough-in locations, as designated on the working drawings and specifications.

7. Installation of electrical equipment and services to distribute commercial electrical or standby electric power to laboratory equipment, lighting; wiring and connections for standard communications, special data communications, standard life safety, fire detection and alarm, and process or security alarms. In cases where services interface directly with the Lessee Trade Fixtures, the Leasehold Improvements will provide for specified services installed to a convenient point of connection such as wall outlets, above ceiling junction box, or at a disconnect device, such as a fused switch, as designated on the working drawings and specifications.

8. Installation of doors, door hardware, suspended ceilings, electrical trim, mechanical trim, floor covering and painting.


                                                           Initials: HH
                                     Page 2 of 7                    -----
                                                                     RHD
                                                                    -----

9.  Installation of parking lot features related to ADA codes.

10. Special inspections required as a condition of the building permits.

The LESSEE will be responsible for the following:

A.  Select design consultants for preparation of construction documents.

B. Coordinate collection of as-built information, design and preparation of construction documents.

C.  Make application to the City for building permits.

D. Solicit or negotiate bids and award contracts for installation of Leasehold Improvements.

E. Obtain Lessor's consent of selected contractor bidders and award of contracts.

F.  Install and oversee the Building Improvements.

G. Pay design consultants and contractors that provide labor, materials and services.

H.  Prepare and maintain cost accounting for Project expenditures.

I. Make submittal to the Lessor for Leasehold Improvement payment reimbursement.

J. Pay the costs and expenses in excess of the Lessor's $90 per square foot Leasehold Improvement commitment.

The LESSOR will be responsible for the following at no added fee or charge to the Leasehold Improvement Project.

K. At its own discretion, Lessor may file a "Notice of Non-Responsibility" giving notice to all material suppliers and contractors that the Lessor is not responsible for payment of contracted services.

L. Assist the design team with definition of building interfaces and existing site conditions.

M. Perform a design review of the construction documents to ascertain that the design is consistent with this Agreement, and that the improvements meet the guidelines for the Leasehold Improvement financing.

N. Perform routine inspections at the construction site to confirm that the installations are in accordance with the plans, and adequate construction quality standards are being maintained.

O. Perform routine inspections to ascertain construction progress supports the reimbursement payments being requested by the Lessee.

P. Reimburse the Lessee based on submittals requesting payment for design, permits, construction and inspections.

Q. Maintain an accounting of reimbursements to the Lessee and prepare a Leasehold Improvement Payment Schedule.

R. Prepare a Sublease Amendment to memorialize the Leasehold Improvement Payment Schedule and other minor changes deemed appropriate at time of revision.

The following guidelines will apply to the Lessor's Reimbursement of Lessee's payment for Leasehold Improvements:


S. The Lessee will require contractors submit quotes or estimates in a CSI format that can be used for cost control and reimbursement verification during the Leasehold Improvement Project.

T. The Lessee will provide the Lessor sufficient backup information showing verification of payment with supporting information. Supporting information will include a summary of the cost to complete, and verification of payment by Lessee accompanied by conditional or unconditional mechanics lien releases executed by the performing contractor(s).

U. Any request for reimbursement of progress payments (payments for less than 100% completion) will be supported with a project completion summary showing percentage completed for those materials and services for which reimbursements is being requested. Cost summaries will be submitted in the form that designates the different scopes of work, respective performing contractor(s), and services rendered.

                                                           Initials: HH
                                     Page 3 of 7                    -----
                                                                     RHD
                                                                    -----

V. Upon Substantial Completion of the Leasehold Improvements, or that date on which a walk-through Inspection will be conducted, Parties will develop a punch-list of items needing correction or additional work. Punch-list corrections will be completed within 30 days and prior to final Leasehold Improvement cost reimbursement by the Lessor.

                   VI. TENANT FIXTURES, EQUIPMENT AND SERVICES

Unless consent is expressly granted, Lessor will not finance Tenant fixtures that are subject to removal by the Lessee at the end of lease term, or those improvements considered of no value to the leasehold. The Lessee will be responsible for the specification, design, purchase and installation of its fixtures, hardware, and all personal property needed to complement or furnish the Premises for the Lessee operations. Except for the fixtures the Lessor agrees to finance, said equipment will remain under the Lessee's ownership. Installation of all fixtures and equipment will be the responsibility of the Lessee. In this regard, the Lessee will:

A. Have prepared the necessary design documents for procurement of laboratory fixtures and equipment.

B. Install and connect to the fixtures and equipment, ducting, piping, electrical, and other needed services from a convenient point of connection provided by building standard leasehold improvements.

C. Supply and install speciality systems and equipment such as tissue culture hoods, autoclaves, and other speciality equipment and systems, all unique to the Lessee's operations.

D. Supply and install special monitoring systems as required to satisfy local, state, and federal regulations.

E. Request and authorize installation of data and telecommunications system terminal equipment, special life safety systems, special fire suppression, security features (alarms, door locks, access controls, remote monitoring), and signage, all unique to the Lessee's operation and administrative use.

F. Open or transfer accounts for electrical power, natural gas, telecommunications and other connected utilities.

G. Prepare an inventory of Lessor financed fixtures and equipment by location and description, and submit the inventory list to the Lessor for inclusion in the next Amendment to this Agreement.

                VII. DISCHARGE OF OBLIGATIONS.

FIRST-IN SPACE BLOCK: This Amendment acknowledges that the Parties fulfilled the obligations outlined in this Work Letter Agreement for the FIRST-IN Space Block, and memorializes cost and expense related to Lessor financing of the Leasehold Improvements. Pages 6 and 7 of this Exhibit represents the Final Cost Accounting of the FIRST-IN Leasehold
Improvement Project compiled by the Lessee's Contractor. This Cost
Report served as the basis for calculating the Lessor's reimbursement payments to the Lessee in the amount of $572,295.58. Refer to Exhibit C of this Amendment for the revised Leasehold Payment Schedule.

ADDED SPACE BLOCK: The Parties agree to execute and fulfill their respective obligations for ADDED Space Block Leasehold Improvement Project, in a timely and efficient manner using the same guidelines as for FIRST-IN Project, except that more diligence will be exercised in preparing accurate work scope and cost accounting reports for contractor payment reimbursement. The Lessee agrees to include in the contract an improved procedure for the timely and reasonable payment of contract services. This procedure should not include reimbursement to the Lessee by the Lessor as a precondition for payment of contractor services.

The Lessor acknowlages that the Lessee is not in default of terms and conditions of the Agreement and grants the Lessee the option to finance the ADDED Space Block Leasehold Improvements under the same terms and conditions as FIRST-IN Improvements, except that the debt incurred by the Lessee will be amortized over the period remaining on the Term of the Agreement.


                                                           Initials: HH
                                     Page 4 of 7                    -----
                                                                     RHD
                                                                    -----

                            VIII.  SURRENDER OF PREMISES

At end of Term, the Lessee is expected to prepare the Premises in a condition acceptable to the Lessor, in general compliance with the terms of Paragraph
7.4 of the Original Agreement. Prior to the Lessor's acceptance of part or all of the Premises, the Parties shall conduct inspections to ascertain the said Premises are in a condition acceptable to the Lessor, a condition existing at the time the Lessee took Possession, normal wear excepted.

LABORATORIES                       GENERAL ATOMICS          ELITRA PHARMACEUTICALS     DATE
----------------------------------------------------------------------------------------------
Hazardous materials removed            ________________         ___________________     __________
Fixture inventory prepared             ________________         ___________________     __________
Trash removed                          ________________         ___________________     __________
Telephones disconnected                ________________         ___________________     __________
Services stripped/safe off             ________________         ___________________     __________
Floors repaired                        ________________         ___________________     __________
Walls/minor repairs completed          ________________         ___________________     __________
Floors stripped and waxed              ________________         ___________________     __________
HVAC equipment inspect./repair         ________________         ___________________     __________
Ventilation balanced                   ________________         ___________________     __________
Lab signage left in place              ________________         ___________________     __________
Release from State rad license         ________________         ___________________     __________
Key locks changed                      ________________         ___________________     __________

SERVICE AREAS
--------------
Equipment secured                      ________________         ___________________     __________
Toilet room restoration complete       ________________         ___________________     __________
Gas bottles removed                    ________________         ___________________     __________
Fixtures removed                       ________________         ___________________     __________
Trash removed                          ________________         ___________________     __________
Spills cleaned                         ________________         ___________________     __________
Plumbing drains restored               ________________         ___________________     __________
Plumbing disconnected/capped           ________________         ___________________     __________
Standby generator inspect./repair      ________________         ___________________     __________
Electrical safe off                    ________________         ___________________     __________
Special signage removed                ________________         ___________________     __________
Cleaned and free of stains             ________________         ___________________     __________
Roof clean                             ________________         ___________________     __________

OFFICES
-------
Furnishings removed                    ________________         ___________________     __________
Telephones disconnected                ________________         ___________________     __________
Trash removed                          ________________         ___________________     __________
Special telecom. removed               ________________         ___________________     __________
HVAC equipment inspect./repair         ________________         ___________________     __________
Wall repairs completed                 ________________         ___________________     __________
Minor repairs completed                ________________         ___________________     __________
Carpet extraction cleaned              ________________         ___________________     __________
Office signage left in place           ________________         ___________________     __________
Key locks changed                      ________________         ___________________     __________

SUCCESSOR TENANT CONSENT (IF APPLICABLE)
----------------------------------------
Fixture inventory complete             ________________         ___________________     __________
First inspection                       ________________         ___________________     __________
Ownership transfer completed           ________________         ___________________     __________
Final inspection                       ________________         ___________________     __________

DATE: TURNOVER AND ACCEPTANCE          ________________         ___________________     __________
-----------------------------

                                                           Initials: HH
                                     Page 5 of 7                    -----
                                                                     RHD
                                                                    -----

                                                          ESTIMATE (R6)


RUDOLPH AND SLETTEN, INC                                                                                        September 23, 1998
Project:  Rajyabiotic Tenant Improvement
R&S Job No. 2399-0
                                                           SUMMARY SHEET
====================================================================================================================================
Line #     CSI#           TRADE                           7/29/98 GMP         8/17/98 GMP          9/23/98 GMP     Variance Between
                                                                                                                   9/23 & 8/17 GMP
===================================================================================================================================
11        1 01100         GENERAL CONDITIONS/SUPERVISION  $   23,100          $    23,100           $    25,020        $    1,920
12        2 01111         MISCELLANEOUS ITEMS             $        -          $         -           $         -        $        -
13        3 01200         SURVEYING                       $        -          $         -           $         -        $        -
14        4 01700         FINAL CLEANING                  $      635          $       635           $     1,170        $      535
15        5 02060         DEMOLITION & REMOVAL            $    5,955          $     6,780           $     7,455        $      675
16        6 02444         CHAIN LINK FENCE                $        -          $         -           $         -        $        -
17        7 02520         SITE CONCRETE                   $        -          $     1,200           $     1,950        $      750
18        8 02580         PAVEMENT MARKINGS               $        -          $         -           $         -        $        -
19        9 02850         SITE FURNISHINGS                $        -          $         -           $       100        $      100
20       10 02900         LANDSCAPE & IRRIGATION          $        -          $         -           $         -        $        -
21       11 03200         REINFORCING STEEL               $    1,425          $     1,686           $     1,688        $        -
22       12 03310         BUILDING CONCRETE               $    1,710          $     2,210           $     2,210        $        -
23       13 04200         MASONRY                         $        -          $         -           $         -        $        -
24       14 05500         MISCELLANEOUS IRON              $    1,000          $     1,000           $         -        $    (1,000)
25       15 06100         ROUGH CARPENTRY                 $    1,550          $     1,500           $     4,400        $     2,900
26       16 06200         FINISH CARPENTRY                $   56,763          $    60,630           $    61,390        $       760
27       17 07200         BUILDING INSULATION             $      366          $       366           $       621        $       255
28       18 07500         MEMBRANE ROOFING                $        -          $         -           $         -        $        -
29       19 07600         FLASHING & SHEET METAL          $        -          $     1,500           $       802        $      (698)
30       20 07920         JOINT SEALERS                   $      500          $       500           $       500        $        -
31       21 08000         INSTALL DOORS & HARDWARE        $        -          $         -           $       320        $       320
32       22 08100         METAL DOOR FRAMES               $    3,500          $     8,925           $    18,863        $     9,938
33       23 08200         WOOD DOORS                      $        -          $         -           $         -        $         -
34       24 08305         ACCESS PANELS                   $        -          $         -           $         -        $         -
35       25 08700         FINISH HARDWARE                 $        -          $         -           $         -        $         -
36       26 08800         GLASS & GLAZING (NEW ENTRANCE
                          TO EQUIP. ROOM)                 $    4,400          $     4,400           $       575        $    (3,825)
37       27 09200         PLASTER, STUDS & DRYWALL        $   16,474          $    23,315           $    29,296        $     5,981
38       28 09300         CERAMIC TILE                    $        -          $         -           $         -        $         -
39       29 09500         ACOUSTICAL CEILING              $    8,533          $     8,688           $    10,140        $     1,452
40       30 09650         FLOOR COVERING                  $   16,175          $    19,876           $    23,980        $     4,104
41       31 09900         PAINTING                        $    7,507          $     7,787           $     6,960        $      (827)
42       32 09950         FRP PANELS                      $      912          $       912           $     2,285        $     1,373


                                                           Initials: HH
                                     Page 6 of 7                    -----
                                                                     RHD
                                                                    -----

43       33 10160         TOILET PARTITIONS               $    1,750          $     1,750           $     3,203        $     1,453
44       34 10400         SIGNAGE                         $        -          $         -           $         -        $         -
45       35 10522         FIRE EXTINGUISHERS              $        -          $         -           $       200        $       200
46       36 10800         TOILET ACCESSORIES              $    1,350          $     1,555           $     4,652        $     2,997
47       37 12200         SPECIAL EQUIPMENT               $   31,995          $    16,388           $    20,603        $     4,215
48       38 15400         PROCESS PLUMBING                $   58,355          $    93,700           $    95,474        $     1,774
49       39 15450         DOMESTIC PLUMBING               SEE PROCESS PLUMBING
50       40 15500         FIRE PROTECTION                 $        -          $         -           $         -        $         -
51       41 15800         HVAC - DRYSIDE                  $   68,446          $    89,117           $    75,132        $   (13,985)
52       42 15801         HVAC - WETSIDE                  SEE HVAC DRY
53       43 16000         ELECTRICAL                      $   39,795          $    91,150           $    96,384        $     5,234
----------------------------------------------------------------------------------------------------------------------------------
54 SUBTOTAL                                               $  352,195          $   468,771           $   495,373        $    26,601
55
56       44               SUBCONTRACTOR BONDS    0.00%    $        0          $         0           $         0        $         0
57       45               LIABILITY INSURANCE    0.70%    $    2,465          $     3,281           $     3,468        $       186
58       46               ESTIMATING/CONTRACTOR
                          CONTINGENCY*          10.00%    $   35,466          $    23,603           $    12,471        $   (11,132)
59       47               FEE                    5.00%    $   19,506          $    24,783           $    25,566        $       783
60       48               BOND PREMIUM           0.00%    $        0          $         0           $         0        $         0
----------------------------------------------------------------------------------------------------------------------------------
61 SUBTOTAL R&S COSTS                                     $  409,633          $   520,438           $   536,877        $    16,439
62
63       49               ARCHITECTURAL FEES              $        0          $    28,415           $    28,715        $       300
64       50               PERMIT/PLANCHECK                $        0          $     8,000           $     2,358        $    (5,642)
65       51               ENVIRONMENTAL STUDY             $        0          $     3,000           $     3,000        $         0
66       52               FUME HOOD & BASE CABINETS       $        0          $         0           $     7,974        $     7,974
67       53               LAMINAR FLOW HOODS              $        0          $         0           $     7,543        $     7,543
68       54               VOICE/DATA CABLING              $        0          $     9,404           $     9,404        $         0
69       55               SECURITY SYSTEM
                          (RE-INSTALLATION)               $        0          $       890           $       890        $         0
70       56               FIRE ALARM SYSTEM               $        0          $         0           $     9,850        $     9,850
71       57               PHONE SYSTEM                    $        0          $    16,246           $    16,246        $         0
            ----------------------------------------------------------------------------------------------------------------------
72 SUBTOTAL SOFT COSTS                                    $        0          $    65,955           $    85,980        $    20,025

              -------------------------------------------------------------------------------------------------
              ESTIMATE(R6) DATED SEPTEMBER 23, 1998                                                    $622,857         $28,715.00
              -------------------------------------------------------------------------------------------------           2,424.58
* Reduced contingency to 2.5% for 9/23/98 GMP                                                                           ----------
                                                                                                                        $31,139.58
                           ELITRA - FIRST-IN LEASEHOLD IMPROVEMENT PAYMENT RECONCILIATION

                           RUDOLPH AND SLETTEN, INC. Contract                  $536,877.00
                           ARCHITECTURALL FEES - PACIFIC CORNERSTONE ACH, INC    31,139.58
                           Invoiced but not included on this report               4,279.00
                                                                               -----------
                           TOTAL REIMBURSED TO ELITRA BY GENERAL ATOMICS       $572,295.58


                                                           Initials: HH
                                     Page 7 of 7                    -----
                                                                     RHD
                                                                    -----